Exhibit 10.15

Basic Lease Information

The following is a summary of Lease information that is referred to in the Lease. To the extent there is any conflict between the provisions of this Summary and any more specific provision of the Lease, such more specific provision shall control.

LEASE DATE:	May 20, 2010

LANDLORD:	CWR Holdings LLC and Broad Street San Francisco LLC

ADDRESS OF LANDLORD	c/o Verde Pacific Realty 1411 Harbor Bay Parkway, Suite 1000
FOR NOTICES:	Alameda, California 94502

TENANT:	Trulia, Inc., a Delaware corporation

ADDRESS OF TENANT	116 New Montgomery Street, Suite 400 San Francisco, California 94105
FOR NOTICES:

PREMISES:	Suite	Rentable Square Footage
	3rd Floor	14,340
	4th Floor	14,342
	900	3,066

	TOTAL	31,748

	116 New Montgomery Street San Francisco, California 94105

ROOF DECK:	Tenant shall have exclusive use of the roof deck, at its cost to maintain, outside Suite 900 throughout the term of the lease.

USE:	General office use, as provided in Paragraphs 6(a) and (b) of the Lease.

TERM:	48 months from the Commencement Date, clarifying that the lease as it applies to all floors terminates on the same date.

DELIVERY DATE:	The Premises shall be delivered as soon as the current tenants vacate the respective spaces, expected to be August 1, 2010 for the 3rd and 4th floors and October 1, 2010 for the 9th floor.

SCHEDULED COMMENCEMENT DATE:	The earlier of seventy-five (75) days from Delivery Date for the 3rd and 4th floors or Tenant’s occupancy. The earlier of thirty (30) days after Delivery Date or Tenant’s occupancy for Suite 900.

LEASE EXPIRATION DATE:	Four years following the Commencement Date as agreed upon by the parties hereto and specified on the fully executed Commencement of Term Certificate, a form of which is attached hereto as Exhibit D. For purposes of clarification, the Expiration date for all floors shall be 48 months after the Commencement date of the 3rd and 4th floors.

BASE RENT:

Months 1 to 2 - Tenant shall not be obligated to pay Rent

Months 3 to 12 - $68,787.33 per month

Months 13 to 24 - $72,755.83 per month

Months 25 to 36 - $76,724.33 per month

Months 37 to 48 - $80,692.83 per month

BROKEN DOWN BY FLOOR:

		$26.00	$27.50	$29.00	$30.50

FLOOR		Months 3-12	Months 13-24	Months 25-36	Months 37-48

FLOORS 3&4	14,340

	14,342

YEARLY	28,682	$621,443	$788,755.00	$831,778.00	$874,801.00

MONTHLY		$62,144.33	$65,729.58	$69,314.83	$72,900.08

FLOOR 9	3066	$66,430.00	$84,315.00	$88,914.00	$93,513.00

MONTHLY		$6,643.00	$7,026.25	$7,409.50	$7,792.75

TOTAL MONTHLY		$68,787.33	$72,755.83	$76,724.33	$80,692.83

Notwithstanding the foregoing, rent attributable to the 9th floor large suite (Suite 900) will not be charged, due or owing for the two first months of occupancy for that floor, in addition to the 30 day period post-delivery and pre-occupancy, when no rent will be charged, due, owing as well. There will be no charge for the first two months following the Commencement Date of Floor 9. For purposes of clarity, the 9th Floor Suite 900 will be delivered by October 1, 2010. Tenant will not be responsible for Rent for the first 30 days after delivery of that floor, and will also not be responsible for rent for the first two months of occupancy of that floor, for a total of three (3) months of no rent due. If Landlord cannot deliver the 9th Floor Suite 900 by October 1, 2010, Landlord will provide the smaller suite on the 9th Floor Free of Charge until entry is gained into Suite 900. If Landlord cannot provide occupancy into Suite 900 by May 1, 2011, then Tenant is entitled to rent abatement on an equal square footage basis (3066 RSF) for an equal time period that Suite 900 is delayed beyond May 1, 2011.

PREPAID RENT:	Tenant shall pay the first month’s rent upon lease execution. The prepaid rent shall apply to the first month’s Base Rent payable under the lease, which, specifically, constitutes the third month of occupancy.

SECURITY DEPOSIT:	Landlord shall require a total Security Deposit in the amount of $484,157 in the form of a check. Provided Tenant is not then in default and subject to Landlord review of Tenant’s summary financials at the time, the security deposit shall be reduced to $322,771.33 after the 16th month of the term and to $161,385.67 after the 32nd month of the term.

TENANT’S PERCENTAGE SHARE:	23.144%

BASE EXPENSE YEAR:	2011 based upon building 95% occupied

BASE TAX YEAR:	2011 based upon building 95% occupied

TENANT IMPROVEMENTS:

Landlord shall deliver the Premises and Tenant shall accept the Premises in its existing (“as-is”) condition. Tenant shall have right to improve the Premises, subject to compliance with Paragraph 13, “Alterations” of the Lease. In addition, Landlord shall provide a Tenant Improvement Allowance equal to Twenty-Seven Dollars and Fifty Cents ($27.50) per rentable square foot for the 3rd and 4th floors and Ten Dollars ($10.00) per rentable square foot for the 9th floor. The allowance may be used for any hard costs, soft costs and construction management associated with building out the Premises for Tenant’s use, and the total dollars ($819,415) may be spent on any portion of the Premises at Tenant’s discretion.

Any work above and beyond this scope shall be at Tenant’s sole cost.

If Landlord’s contractor (RN Field) performs the buildout, there shall be no construction management fee charged by Landlord.

If Tenant’s contractor performs the buildout, there shall be a fee of $15,000 charged against the Tenant Improvement Allowance.

ACCESS:	Tenant shall have access to the Premises three hundred sixty-five (365) days a year, twenty-four (24) hours per day. Tenant shall also have the right to use, in common with other tenants, and at no cost, the lobbies and other public areas of the Building including freight elevator, loading dock, and other Building facilities.

OPTION TO RENEW:	Tenant shall have one (1) three (3) year option to renew the leases at 100% of the then prevailing fair market value (“Option to Renew”). In order to exercise the Option to Renew, Tenant shall provide written notice to Landlord of Tenant’s intention to exercise such option nine (9) months prior to lease expiration.

RIGHT OF FIRST OFFER:	Tenant shall have an ongoing right to lease any space which may become vacant and available to the market on the second (2nd) floor and fifth (5th) floor of the building, subject to any existing tenant’s rights which are disclosed to Tenant at the date of lease execution. If any space becomes vacant and available, Landlord shall give Tenant a notice which shall include the terms under which Landlord is prepared to lease such offer space. All terms and conditions of the lease shall remain the same, except rent shall be at the then fair market value and the space shall be accepted in its “as-is” condition. Tenant shall have ten (10) business days to (i) accept the offer or (ii) reject the offer, in which case Tenants’ right for that space shall expire.

SIGNAGE:	Tenant shall be allowed above-standard signage on the reception floor, at its cost, size and design to be approved by Landlord, which approval shall not be withheld unreasonably. Landlord, at its cost, shall include Tenant’s name on the Building Lobby Directory.

EXTERIOR BUILDING/LOBBY SIGNAGE:

If approved by the city, Tenant shall be allowed to install a flagpole and fly its flag on the 2nd floor balcony along the New Montgomery Street frontage throughout the term of the lease subject to Landlord approval of the placement and pole design. Tenant shall be responsible for all costs associated with city approvals and plans, installation, maintenance, repair and removal. In addition, Landlord shall not charge tenant any rent or fees for usage of such space or for the right to fly its flag.

If the city does not allow exterior signage, Tenant shall have the right to place a mutually agreeable plaque in the lobby of the building.

GUARANTOR:	None

LANDLORD’S BROKER:	CAC Group

TENANT’S BROKER:	Cornish & Carey Commercial

ATTACHMENTS:	Exhibit A - Floor Plan Exhibit B - Escalations Exhibit C - Rules And Regulations Exhibit D - Commencement of Term Certificate

LANDLORD:	CWR Holdings LLC and Broad Street San Francisco LLC,

	By:	BROAD STREET SAN FRANCISCO,
LLC, as Authorized Agent

		By:	/s/ Steven M. Firtel
Steven M. Firtel
Authorized Representative

TENANT:	Trulia Inc., a Delaware corporation

	By:	/s/ Peter Flint

	Its:	CEO

TABLE OF CONTENTS

1. PARTIES.	1
2. PREMISES.	1
3. TERM.	1
4. DELIVERY OF POSSESSION.	3
5. RENT.	4
6. USE.	5
7. ESCALATION.	8
8. RULES AND REGULATIONS.	9
9. ASSIGNMENT AND SUBLETTING.	10
10. SALE.	12
11. MAINTENANCE AND REPAIRS.	12
12. SERVICES.	15
13. ALTERATIONS.	17
14. INDEMNIFICATION, EXCULPATION AND INSURANCE.	20
15. DESTRUCTION.	22
16. ENTRY.	23
17. EVENTS OF DEFAULT.	24
18. TERMINATION UPON DEFAULT.	25
19. CONTINUATION AFTER DEFAULT.	26
20. OTHER RELIEF.	26
21. LANDLORD’S RIGHT TO CURE DEFAULT.	26
22. ATTORNEY’S FEES.	27
23. NO WAIVER.	27
24. NOTICES.	27
25. EMINENT DOMAIN.	28
26. LATE CHARGE.	28
27. SECURITY DEPOSIT.	29
28. RELOCATION.	20
29. ESTOPPEL CERTIFICATE.	30
30. SURRENDER.	30
31. HOLDING OVER.	31
32. FLOOR LOAD AND NOISE.	31
33. SUBORDINATION.	32
34. INABILITY TO PERFORM.	32
35. CORPORATE AUTHORITY.	33
36. FUTURE CONSTRUCTION WORK.	33
37. MISCELLANEOUS.	33
38. BROKER.	34
39. NO OFFER.	35

1.	PARTIES.

THIS LEASE (this “Lease”) is made this 20th day of May, 2010, between CWR Holdings LLC and Broad Street San Francisco LLC (“Landlord”), and Trulia Inc., a Delaware corporation (“Tenant”).

2.	PREMISES.

(a) Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, for the term and subject to the covenants and conditions hereinafter set forth, to all of which Landlord and Tenant agree, those certain premises (“Premises”) identified in the Basic Lease Information, and located in that certain building owned by Landlord (“Building”) located at 116 New Montgomery Street, San Francisco, California. The Premises are as shown on Exhibit A attached to this Lease and hereby made a part hereof. Tenant shall have the right to use, in common with others, the entrances, lobbies, corridors, stairs, bike storage, and elevators of the Building (the “Common Areas”) for access to the Premises. Additionally, tenant specific basement storage is available to rent on a month-to-month basis. The exterior walls of the Building and any space in the Premises used for shafts, stacks, pipes, conduits, ducts, electric or other utilities, or other Building facilities, and the use thereof and access thereto through the Premises for the purposes of operation, maintenance and repairs, are reserved to Landlord. Landlord shall guarantee Tenant the use of reasonably adequate riser space necessary for tenant to run its business operations in the building throughout the term of the lease.

(b)	The rentable square footage of the Premises has been determined in accordance with BOMA’s Standard Method of Measuring Floor Area in Office Buildings (ANSI/BOMA Z.65.1–1996), as modified by Landlord for uniform use in the Building. The square footage figures contained in this Lease shall be final and binding on the parties.

3.	TERM.

(a)	The term of this Lease (“Term”) shall be as specified in the Basic Lease Information. The Term shall commence on the later of (i) the Scheduled Commencement Date, or (ii) the date that Tenant is given occupancy of the Premises, and shall end on the Expiration Date.

(b)	If the Premises are substantially vacant and ready for occupancy by Tenant prior to the Scheduled Commencement Date, Tenant may, with the prior approval of Landlord, accept delivery of the Premises and take early occupancy thereof prior to the Scheduled Commencement Date and the Term of this Lease shall thereupon commence effective as of the date of occupancy by Tenant of the Premises; provided, however, the early commencement of the Term of this Lease shall not accelerate the Expiration Date, and Base Rent shall not commence until the Scheduled Commencement Date.

(c)

The “Commencement Date” shall be the actual date the Term of this Lease commences in accordance with this Paragraph 3. Landlord and Tenant hereby agree to confirm the term “Commencement Date” by executing and delivering to each other a Commencement of Term Certificate in conformance with Exhibit D attached hereto, but failure to do so shall not affect the Term Commencement Date, Rent Commencement Date or Expiration Date, or the Term of this Lease.

(d)	Tenant shall have one (1) three (3) year option to renew the leases at 100% of the then prevailing fair market value (“Option to Renew”). In order to exercise the Option to Renew, Tenant shall provide written notice to Landlord of Tenant’s intention to exercise such option nine (9) months prior to lease expiration. The method of determining the prevailing fair market value for the Option to Renew and extend the Term shall be determined as follows:

For purposes of determining renewal rent, “fair market value” shall mean the rental rate per square foot for office space comparable to the Premises in building type and age in the San Francisco area of San Francisco County, California for leases being entered into at or about the time the determination is being made and adjusted to reflect the change if any, in market rates being experienced indicating the rates at or about this time of the commencement of the renewal term, taking into account and being adjusted for tenant concessions, brokerage commissions, tenant improvement allowances, existing improvements in the Premises (where Landlord does not have the right to have Tenant remove) as compared to the market comparables, the method of allocating and which party pays for operating expenses and taxes, and the term of the lease being compared in relation to the renewal term.

Within ten (10) business days of the parties determining by giving written notice from either party to the other that they cannot agree on fair market value, each shall specify in writing to the other the name and address of a person to act as the appraiser on its behalf. Each such person shall be a real estate broker or MAI appraiser with at least five (5) years of experience with the prevailing market rents for the area in which the Premises are located. If either party fails to timely appoint an appraiser, the determination of the timely appointed appraiser shall be final and binding. The two appraisers shall have thirty (30) days from the day of their respective appointments (the “Determination Period”) to make their respective determinations and agree on the fair market value. If the two appraisers selected by the Landlord and Tenant cannot reach agreement on the fair market value, such appraisers shall within five (5) business days jointly appoint an impartial third appraiser with qualifications similar to those of the first two appraisers, and the fair market value shall be established by the three appraisers in accordance with the following procedures: The appraiser selected by each party shall state in writing his determination of the fair market value, which determination will provide for periodic adjustments to the Base Rent if such appraiser believes that such adjustments are appropriate. The first two appraisers shall arrange for the simultaneous delivery of their determinations to the third appraiser no later than ten (10) business days after the expiration of the Determination Period. The role of the third appraiser shall be to select which of the two proposed determinations most closely approximates the third appraiser’s determination of the fair market value, and shall have no more than ten (10) business days in which to select the final determination. The determination chosen by the third appraiser shall constitute the decision of the appraisers and be final and binding on the parties. Each party shall pay the cost of its own appraiser and shall share equally the cost of the third appraiser.

Except for the Base Rent and Base Year, all other terms of the Lease shall remain unchanged during the renewal term. The Option to Renew is personal to Tenant.

4.	DELIVERY OF POSSESSION.

(a)

In the event of the inability of Landlord to deliver possession of the Premises at the time for the commencement of the Term for any reason whatsoever, neither Landlord nor its agents shall be liable for any damage caused thereby, nor shall this Lease thereby become void or voidable, nor shall the Term be in any way extended, but in such event Tenant shall not be liable for any rent until such time as Landlord can deliver possession, with appropriate adjustments to the Scheduled Commencement Date. Notwithstanding the foregoing, if Landlord does not deliver possession of the 3rd and 4th floors of the Premises to Tenant by December 1, 2010, and/or if Landlord does not deliver possession of the 9th floor Suite 900 by May 1, 2011, then Tenant shall receive a rent credit of three (3) months’ rent for said floor. Additionally, Landlord must endeavor to deliver the 9th floor in part if it cannot deliver in full, including alternate suite on the floor, with the right to use the adjacent roof top space as well as. Notwithstanding the foregoing, , if Landlord does not deliver possession of the 3rd and 4th floors of the Premises to Tenant by December 1, 2010, Tenant shall have the right to terminate this Lease, and Landlord shall return the entire security deposit, in addition to all other fees or money paid, if any, by Tenant to Landlord within ten business days.

(b)	Landlord shall deliver possession of the Premises to Tenant, and Tenant shall accept the same, in its “AS IS” broom clean condition. Tenant agrees that Landlord has no obligation and has made no promise to alter, remodel, improve, or repair the Premises or any part thereof or to repair, bring into compliance with applicable laws (subject to Paragraph 6(c) and (d) as well as the Work Letter, attached hereto), or improve any condition existing in the Premises as of the Commencement Date except as set forth or otherwise herein. Subject to hidden defects and Hazardous Materials (as defined herein) found on the Premises, as well as other responsibilities of the Landlord, either by law or contract, the taking of possession of the Premises by Tenant shall establish that the Premises and the Building were at such time in good and operating order, condition and repair. Tenant agrees that neither Landlord nor any of Landlord’s employees or agents has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Tenant’s business therein. Any improvements or personal property located in the Premises are delivered without any representation or warranty from Landlord, either express or implied, of any kind, including merchantability or suitability for a particular purpose.

5.	RENT.

(a)	Tenant shall pay to Landlord the following amounts as rent for the Premises:

(i) During the Term, Tenant shall pay to Landlord, as base monthly rent, the amount of monthly rent specified in the Basic Lease Information (the “Base Rent”). If the Commencement Date should occur on a day other than the first day of a calendar month, or if the Expiration Date should occur on a day other than the last day of a calendar month, then the Base Rent for such fractional month shall be prorated upon a daily basis based upon a thirty (30) day month. Base Rent is due and payable monthly, in advance, on the first day of each calendar month, except that Base Rent for the third full calendar month of the Term (the “Third Month”) shall be paid upon execution of this Lease. If the Commencement Date occurs on a day other than the first day of a calendar month, Base Rent for the period from the Commencement Date through the end of said calendar month shall be due and payable on the Commencement Date, and the Base Rent payable upon execution of this Lease shall be credited against the Base Rent due for the Third Month as of the first day of the Third Month.

(ii) During each calendar year or part thereof during the Term subsequent to the Base Expense Year specified in the Basic Lease Information (the “Base Expense Year”), Tenant shall pay to Landlord, as additional monthly rent, Tenant’s Percentage Share (as defined above, based on 95% occupancy) as specified in the Basic Lease Information, of the total dollar increase, if any, in all Operating Expenses (as hereinafter defined) paid or incurred by Landlord in such calendar year or part thereof over Operating Expenses paid or incurred by Landlord in the Base Expense Year. No offset shall be given for decreases in either Operating Expenses or Property Taxes against the other, and increases in each of Operating Expenses and Property Taxes shall be determined separately. Payments on account of Tenant’s Percentage Share of Operating Expenses, determined in accordance with Paragraph 7(a), are due and payable monthly together with the payment of Base Rent. The terms “Operating Expenses,” “Property Taxes,” and “Tenant’s Percentage Share” are defined in Exhibit B to this Lease, and the applicable definitions are incorporated herein by this reference.

(iii) During each calendar year or part thereof during the term of this Lease subsequent to the Base Tax Year specified in the Basic Lease Information (the “Base Tax Year”), Tenant shall pay to Landlord, as additional monthly rent,

Tenant’s Percentage Share, based on 95% occupancy (regardless of the actual occupancy) of the total dollar increase, if any, in all Property Taxes (as hereinafter defined) paid or incurred by Landlord in such calendar year or part thereof over the Property Taxes paid or incurred by Landlord in the Base Tax Year. Payments on account of Tenant’s Percentage Share of Property Taxes, determined in accordance with Paragraph 7(a), are due and payable monthly together with the payment of Base Rent. For expenses that vary within the building depending on occupancy, such items shall be grossed up to reflect a 95% occupied building. In such instance, Management shall have available for review, if requested, the ratio used in order to calculate such gross-up. The ratio information will include, net number of expense as well as the building occupancy for given months.

(iv) Throughout the Term, Tenant shall pay, as additional rent, all other amounts of money and charges required to be paid by Tenant under this Lease, whether or not such amounts of money or charges are designated “additional rent.” As used in this Lease, “rent” shall mean and include all Base Rent, additional monthly rent as described in Paragraphs 5(a)(ii) and (iii) above, and any other additional rent payable by Tenant in accordance with this Lease.

(b)	Rent shall be paid in lawful money of the United States of America payable to CWR Holdings LLC & Broad Street San Francisco LLC, P.O. Box 45282, San Francisco, California 94145-0282, or at such other place as Landlord may designate in writing in advance, free from all claims, demands, or set-offs against Landlord of any kind or character whatsoever.

6.	USE.

(a)	The Premises shall be used for general office purposes only, except as limited by Paragraph 6(b), and, subject to the terms of this Lease, uses incidental thereto, and shall be used for no other purpose without the prior written consent of Landlord. The use of an existing kitchen facility located in the Premises, subject to the terms of this Lease, is deemed an incidental use.

(b)

Tenant shall in no way obstruct or interfere with the rights of other tenants of the Building, or injure or annoy them, or use, or allow the Premises to be used for any unlawful or objectionable purpose. Tenant may not use any part or all of the Premises for any retail operations; a medical or dental office; an office providing any type of psychological, parole, drug or employment counseling; telemarketing operations (except that Tenant may market by telephone its own products or services); consulate, foreign mission or trade office; government or regulatory agency office; educational institution with classrooms, or other educational classroom uses. Solicitations or unsolicited promotions by Tenant to other tenants in the Building are prohibited, except to the extent that other tenants in the building may become clients or customers of Tenant, and Tenant may sell them products or services or otherwise endeavor to create business relationships.

(c)

Tenant shall not use the Premises or permit anything to be done in or about the Premises, including all areas of the 3rd and 4th floors, or the Building which will in any way conflict with any present, as specifically applied to this Building, or future law, statute, ordinance, code, rule regulation, requirement, license, permit, certificate, judgment, decree, order or direction of any present or future governmental or quasi-governmental authority, agency, department, board, panel or court (singularly and collectively “Laws”). Tenant shall, at its expense, promptly comply with all Laws (including, without limitation, the Federal Americans with Disabilities Act (as it affects Tenant’s operations and alterations within the Premises, but not having to do with any concerning path of travel, building common areas outside floors 3 and 4 or access to the building) and any Hazardous Materials Laws (as hereinafter defined), and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to or affecting the condition, use or occupancy of the Premises. It is the intent of the parties to allocate to Tenant the cost of compliance of any and all Laws inside the Premises, including the 3rd and 4th floors in their entirety as well as Suite 900 on the 9th Floor. as the space is currently or after alterations are performed by Tenant, the cost of compliance or the foreseeability of the enactment or application of the Laws to the Premises. Notwithstanding the foregoing, Tenant shall not be required to make structural changes to the Premises unless they arise or are required because of or in connection with Tenant’s specific use of the Premises, or the type of business conducted by Tenant in the Premises, or Tenant’s Alterations, or Tenant’s acts or omissions. Tenant shall obtain and maintain in effect during the Term all licenses and permits required for the proper and lawful conduct of Tenant’s business in the Premises, and shall at all times comply with such licenses and permits. Likewise, it is the intent of the parties to allocate to Landlord the cost of compliance of any and all Laws the cost of compliance or the foreseeability of the enactment or application of the Laws as it relates to the path of travel from entrance within the building until one reaches the Tenant’s Premises including all of the 3rd and 4th floors, as well as Suite 900 on the 9th floor, in addition to, the basement, stairs and other common areas within the Building. Notwithstanding the foregoing, Landlord shall not be required to make structural changes to the areas in question as it relates to the Path of Travel unless required to do so in order to comply with the Laws.

(d)

Supplementing the provisions of Paragraph 6(c) above, Tenant shall not use the Premises or the Building in violation of any federal, state, or local law, ordinance, or regulation relating to the environment, health, or safety.

Tenant shall not use, generate, manufacture or store in or about the Premises or the Building or transport to or from the Premises or the Building any Hazardous Materials (as that term is hereinafter defined), other than the use and storage in the Premises of small quantities of such substances when found in commonly used household cleansers, office supplies and general office equipment, and any such substances shall be used, kept, stored and disposed of in strict accordance with all applicable federal, state and local laws now in force or which may hereafter be in force relating to the protection of human health or the environment from Hazardous Materials, including all requirements pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, storage, disposal or releases of Hazardous Materials and all requirements pertaining to the protection of the health and safety of employees or the public with respect to Hazardous Materials (collectively, “Hazardous Materials Laws”). Hazardous Materials shall include, without limitation, asbestos, gasoline, combustible material, explosives, PCB transformers, and any substances defined as “hazardous substances,” “hazardous materials,” “toxic substances,” “hazardous waste” or “waste” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Sec. 1801 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901 et seq.; and those substances defined as “hazardous wastes” in Section 25117 of the California Health & Safety Code or as “hazardous substances” in subdivision (f) of Section 25281, and Section 25316, of the California Health & Safety Code; and any “waste” as defined in subdivision (d) of Section 13050 of the Water Code; any substances defined as “hazardous substances”, “hazardous materials”, toxic substances”, hazardous waste” or “waste” in the regulations adopted and publications promulgated pursuant to any of the aforementioned said laws, and in any revised or successor code thereto; and any other chemical, material or substance at levels for which exposure is prohibited, limited or regulated by any governmental authority. Upon the written request of Landlord, Tenant shall provide periodic written reports of the type and quantities of Hazardous Materials, used, stored or being disposed of by Tenant in the Premises. If Landlord in good faith determines that such substances create a risk to the health and safety of the Tenant’s employees and invitees or to any other tenant or invitee of the Building, Tenant shall, upon demand by Landlord, take such remedial action, at the sole cost and expense of Tenant (including, without limitation, elimination or removal of any Hazardous Materials from the Premises), as Landlord deems necessary or advisable or as required by any applicable law. Notwithstanding the foregoing, between Tenant and Landlord, Landlord is solely liable for any Hazardous Materials discovered by Tenant on the Premises upon Delivery Date or during the time that Tenant is working on its Tenant Improvements (or a reasonable time thereafter in order to discover) or the Building at any time during the Term of the Lease. If any such Hazardous Materials are found, Landlord must immediately take remedial action, at its sole cost and expense (including, without limitation, elimination or removal of any Hazardous Materials from the Premises), as necessary or advisable or as required by any applicable law.

7.	ESCALATION.

(a) The additional monthly rent payable pursuant to Paragraphs 5(a)(ii) and (iii) hereof shall be calculated and paid in accordance with the following procedures:

(i) On or before the first day of each calendar year during the Term subsequent to the Base Expense Year, or as soon thereafter as practicable, Landlord shall give Tenant written notice of Landlord’s reasonable estimate of the amounts payable by Tenant under Paragraphs 5(a)(ii) and (iii) hereof for the ensuing calendar year. On or before the first day of each month during such ensuing calendar year, Tenant shall pay to Landlord one-twelfth of such estimated amounts. If such notice is not given for any calendar year, Tenant shall continue to pay on the basis of the prior year’s estimate until the month after such notice is given, and subsequent payments by Tenant shall be based on Landlord’s current estimate. If at any time it reasonably appears, based on actual costs and charges, to Landlord that the amounts payable under Paragraphs 5(a)(ii) and (iii) hereof for the current calendar year will vary from Landlord’s estimate, Landlord may, by giving written notice to Tenant, revise Landlord’s estimate for such year, and subsequent payments by Tenant for such year shall be based on such revised estimate.

(ii) Within ninety (90) days after the end of each calendar year subsequent to the Base Year, Landlord shall give Tenant a written statement of the amounts payable under Paragraphs 5(a)(ii) and (iii) hereof for such calendar year certified by Landlord. If such statement shows an amount owing by Tenant that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall refund the excess to Tenant within twenty (20) days of the date of such statement. If such statement shows an amount owing by Tenant that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such statement. Failure by Landlord to give any notice or statement to Tenant under this Paragraph 7 shall not waive Landlord’s right to receive, or Tenant’s obligation to pay, the amounts payable by Tenant under Paragraphs 5(a)(ii) and (iii) hereof.

(iii) If the Term ends on a day other than the last day of a calendar year, the amounts payable by Tenant under Paragraphs 5(a)(ii) and (iii) hereof applicable to the calendar year in which such Term ends shall be prorated according to the ratio which the number of days in such calendar year to and including the end of the Term bears to three hundred sixty (360). Termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to paragraph (b) hereof to be performed after such termination.

(iv) Tenant or Tenant’s authorized agent or representative, shall have the right, at its sole cost and expense, to inspect the books of Landlord directly relating to Operating Expenses and Property Taxes, after giving reasonable prior written notice to Landlord, within ninety (90) days of Landlord’s statement, and during the business hours of Landlord at Landlord’s office in the Building or at such other location as Landlord may designate, for the purpose of verifying the information in such statement; provided, however, that such inspection or examination is performed by a certified public accountant. Landlord’s statement shall be deemed final and binding on Tenant, absent such a request by Tenant. If Tenant shall have availed itself of its right to inspect the books and records, and whether or not Tenant disputes the accuracy of the information set forth in such books and records, Tenant shall nevertheless pay the amount set forth in Landlord’s statement and continue to pay the amounts required by the provisions of Paragraph 7(a)(ii), pending resolution of said dispute. Any default in the payment of such charges by Tenant shall be deemed an Event of Default (as hereinafter defined) under this Lease. Landlord’s retention policy for books and records relating to Operating Expenses shall provide for the retention of relevant books and records for such periods that are not less than the period maintained by Landlord for the retention of books and records for income tax audit purposes. If overcharged by more than 4%, LL shall re-imburse Tenant for Tenant’s costs of audit.

8.	RULES AND REGULATIONS.

Tenant shall faithfully observe and comply with the Rules and Regulations attached to this Lease as Exhibit C and made a part hereof, and such other reasonable rules and regulations as Landlord may from time to time adopt for the safety, care and cleanliness of the Building, the facilities thereof, or the preservation of good order therein (collectively, the “Building Rules”). Landlord reserves the right from time to time in its sole reasonable discretion to make reasonable additions and modifications to the Building Rules. Unless immediate compliance is required by law or regulation, any additions and modifications to the Building Rules shall be binding on Tenant within two (2) weeks of the date that the new Building Rules are received by Tenant. If Tenant objects to any of the new Building Rules, Landlord agrees to work in good faith to resolve any conflict. Landlord shall not be liable to Tenant for violation of any such Building Rules, or for the breach of any covenant or condition in any lease, by any other tenant in the Building. In the event of any conflict between this Lease and the Rules and Regulations, the terms of this Lease shall govern. A waiver by Landlord of any rule or regulation for any other tenant shall not constitute nor be deemed a waiver of the rule or regulation for this Tenant.

9.	ASSIGNMENT AND SUBLETTING.

(a)	Tenant will not assign, mortgage or hypothecate this Lease, or any interest therein, or permit the use of the Premises by any person or persons other than the Tenant, or sublet the Premises, or any part thereof, without the prior written consent of Landlord. Consent to any such assignment or sublease shall not operate as a waiver of the necessity for a consent to any subsequent assignment or sublease, and the terms of such consent shall be binding upon any person holding by, under or through Tenant.

(b)	If Tenant desires to assign its interest in this Lease or to sublease all or any part of the Premises, Tenant shall notify Landlord in writing at least fifteen (15) business days in advance of the proposed transaction. This notice shall be accompanied by: (i) a statement setting forth the name and business of the proposed assignee or subtenant; (ii) a copy of the proposed form of assignment or sublease (and any collateral agreements) setting forth all of the material terms and the financial details of the sublease or assignment (including, without limitation, the term, the rent and any security deposit, “key money,” and amounts payable for Tenant’s Property and the common use of any personnel or equipment); (iii) financial statements and other information requested by Landlord relating to the proposed assignee or subtenant; and (iv) any other information concerning the proposed assignment or sublease which Landlord may reasonably request. Landlord shall have no right to recapture the Premises during the Term of this Lease.

(c)	Landlord shall not unreasonably withhold, condition or delay its consent to an assignment or subletting. (For purposes of this Paragraph 9, an assignment shall not include an assignment for security purposes, which shall only be permitted with the prior consent of Landlord in its sole and absolute discretion). Tenant agrees that the withholding of Landlord’s consent shall be deemed reasonable if all of the following conditions are not satisfied:

(i) The proposed assignee or subtenant shall use the Premises only for the Permitted Use, and the business of the proposed assignee or subtenant is consistent with the other uses and the standards of the Building, in Landlord’s reasonable judgment.

(ii) The proposed occupancy by the assignee or subtenant will not unreasonably increase any Operating Expenses for the Building, or increase the burden on any Building services, and will not generate an unreasonable amount of additional foot traffic based on the amount of RSF such subtenant will occupy, elevator usage or security concerns in the Building, in Landlord’s reasonable judgment.

(iii) The proposed assignee or subtenant is reputable and has a reasonable net worth given office market conditions at the time of such sublease and otherwise has sufficient financial capabilities to perform all of its obligations under this Lease or the proposed sublease, in Landlord’s reasonable judgment.

(iv) Neither the proposed assignee or subtenant nor any person or entity that directly or indirectly controls, is controlled by, or is under common control with, the proposed assignee or subtenant is a party (including, without limitation, an existing occupant of any part of the Building) to whom Landlord has, during the six (6) month period prior to the delivery of Tenant’s written notice, marketed space in the Building that would generally fit such party’s leasing requirements.

(v) Tenant is not in default beyond any applicable notice or cure periods under this Lease.

(vi) All of the other terms of this Paragraph 9 are complied with.

(d)	Each permitted assignee, transferee or subtenant, other than Landlord, shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the rent and for the due performance or satisfaction of all of the provision, covenants, conditions and agreements herein contained on Tenant’s part to be performed or satisfied. Regardless of Landlord’s consent, no subletting or assignment shall release or alter Tenant’s obligation or primary liability to pay the rent and perform all other obligations under this Lease. No permitted assignment or sublease shall be binding on Landlord unless such assignee, subtenant or Tenant shall deliver to Landlord a counterpart of such assignment or sublease which contains a covenant of assumption by the assignee or subtenant, but the failure or refusal of the assignee or subtenant to execute such instrument of assumption shall not release or discharge the assignee or subtenant from its liability as set forth above.

(e)

For purposes of assignment as described herein; (i) venture capital and other equity investments in Tenant shall not constitute an assignment, regardless of the size of the investment and (ii) Tenant may assign this Lease or sublet all or any portion of the Premises to a “Tenant Affiliate”. A “Tenant Affiliate” shall mean any entity that controls, is controlled by, or is under common control with, Tenant, and for purposes of clarity, shall include any company that acquires some or all of the assets or equity of Tenant. If some or all assets of Tenant are acquired by a Tenant Affiliate, it shall be mandated under the terms of this Lease that this lease shall be assumed by the Tenant Affiliate in full. Tenant will notify Landlord within a reasonable period of time prior to a change of control and Tenant shall use good faith efforts to give Landlord at least fifteen (15) business days notice prior to such change of control.

(f)	Any notice by Tenant to Landlord pursuant to this Paragraph 9 of a proposed assignment or sublease shall be accompanied by a payment of $750 as a non-refundable fee for the processing of Tenant’s request for Landlord’s consent. In addition to said fee, Tenant shall reimburse Landlord for reasonable attorneys’ fees not to exceed $2,500 incurred by Landlord in connection with such review and the preparation of documents in connection therewith. Tenant shall pay to Landlord monthly on or before the first (1st) of each month one-half (1/2) of the rent or other consideration received from such assignee(s) or subtenant(s) and attributable to Tenant’s interest under this Lease, over and above the concurrent underlying rent payable by Tenant to Landlord for that portion of the Premises being assigned or sublet, together with the full amount of any consideration payable to Tenant for the use of any personal property and/or leasehold improvements located in the Premises, over and above the book value (after depreciation) of such property and improvements, in all cases after deduction for the amortized portion of the reasonable expenses actually paid by Tenant to unrelated third parties for brokerage commissions, legal fees, tenant improvements to the Premises, or design fees incurred as a direct consequence of the assignment or sublease, amortized in equal installments over the remaining term of this Lease or the term of the applicable sublease, as the case may be. Tenant shall furnish Landlord with a true signed copy of such assignment(s) or sublease(s) and any supplementary agreements or amendments thereto, within five (5) days after their respective execution. No response by Landlord after 15 days shall be deemed as definitive consent by Landlord.

10.	SALE.

In the event that Landlord sells or conveys the Building containing the Premises, it will use best faith efforts to ensure that the successor-in-interest is bound to assume the terms, covenants and conditions of this Lease. After such assumption is made in writing, Landlord shall be released thereby from any liability arising after the date of such transfer upon any of said terms, covenants and conditions, and such successor-in-interest of Landlord shall be bound accordingly, provided that Landlord fully complies with California Civil Code Section 1950.7 as specified in paragraph 27(c).

11.	MAINTENANCE AND REPAIRS.

(a)

Landlord shall maintain and repair the public and common areas of the Building, such as plazas, lobbies, stairs, corridors and restrooms, the roof and exterior elements of the Building, and the elevator, mechanical and electrical systems of the Building, maintain all windows in the Premises in an operable fashion thus enabling them to be opened and closed and keep such areas, elements, common area doors and building systems in good order and condition, consistent with the standards of other comparable Class B buildings in the San Francisco South Financial District. Tenant acknowledges that Landlord may from time to time service, repair, upgrade or install elevators in the Building that may result in delays or interruptions in service. Although Landlord shall make commercially reasonable efforts to keep some elevators operational while servicing or upgrading other elevators, Landlord shall have no liability to Tenant for such delays or interruptions in elevator service. Any damage in or to any such areas, elements or systems caused by Tenant or any agent, officer, employee, contractor, licensee or invitee of Tenant shall be repaired by Landlord at Tenant’s expense and Tenant shall pay to Landlord, upon billing by Landlord, as additional rent, the cost of such repairs incurred by Landlord. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law of similar effect. In addition, Tenant acknowledges that Landlord may from time to time upgrade, restore and/or remodel parts of the common areas, building foyer, staircases, elevator cabs, etc. to the Building that may result in delays. Landlord shall have no liability to Tenant for such delays. Notwithstanding the foregoing, during any maintenance, service or repair of the public and common areas and/or elevators of the Building (i) Landlord shall use commercially reasonable efforts to minimize the interference with Tenant’s use and access to the Premises during normal business hours, and (ii) Landlord shall diligently pursue such maintenance, service or repairs to completion.

(b)

To the extent that Landlord has provided the Premises and every part thereof and all equipment (including, without limitation, any kitchen equipment), and any fixtures and improvements therein in and good order and operating condition, Tenant shall endeavor to, at all times during the Term of this Lease and at Tenant’s sole cost and expense, maintain and repair the Premises and every part thereof and all equipment (including, without limitation, any kitchen equipment), and any fixtures and improvements therein, and keep all of the foregoing clean and in equally good order and operating condition, ordinary wear and tear and damage thereto by fire or other casualty excepted. Tenant is not responsible for repairs made on equipment and fixtures that were not provided in good working order. With the exception of repairs and replacements of faulty equipment and fixtures, all repairs and replacements made by or on behalf of Tenant shall be made and performed at Tenant’s cost and expense and at such time and in such manner as Landlord may reasonably designate, by contractors or mechanics reasonably approved by Landlord and so that the same shall be at least equal in quality, value, character and utility to the original work or installation being repaired or replaced. Tenant hereby waives all rights under California Civil Code Section 1941 and all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises as provided by California Civil Code Section 1942 or any other law, statute or ordinance now or hereafter in effect. Tenant shall, at the end of the Term of this Lease, surrender to Landlord the Premises and all alterations, additions, fixtures and improvements therein or thereto in the same condition as when received, ordinary wear and tear and damage thereto by fire or other casualty excepted.

(c)

Tenant shall be allowed, as reasonably necessary in order to run its technology service, to alter, modify, add to or disturb any telecommunications wiring or cabling in the Premises without Landlord’s prior written consent. However, Tenant shall not alter, modify, add to or disturb any telecommunications wiring or cabling elsewhere in the building without Landlord’s prior written consent which shall not be unreasonably withheld. Landlord shall provide and maintain, at no expense to Tenant (other than as an item of Operating Expenses), reasonably sufficient telephone riser space in the Building core adequate to accommodate the reasonable telecommunications needs of Tenant, and lines and conduit in Building risers or pathways that provide a continuous connection of intrabuilding telecommunications cabling from a telephone closet located on the floor of the Premises (“Tenant’s Telephone Closet”) to the main telephone closet located in the ground or basement level floors of the Building. Landlord hereby acknowledges that Tenant is a communication intensive and driven company with needs beyond a standard general office tenant given its line of business and internet presence. Subject to such reasonable rules and regulations as may be adopted by Landlord for uniform application to all tenants in the Building, Landlord shall permit Tenant reasonable access to Tenant’s Telephone Closet and the Building’s intrabuilding telecommunications cabling for the purposes permitted hereunder and agrees that Tenant may install, remove and maintain in the Premises such voice and data telecommunications equipment as is required by Tenant and, in connection therewith, to connect the same to the distribution frames located in Tenant’s Telephone Closet. Tenant shall be liable to Landlord for any damage to the telecommunications cabling and wiring in the Building solely due to the act (negligent or otherwise) of Tenant or any employee, agent or contractor of Tenant. Landlord makes no representation to Tenant regarding the condition, security, availability or suitability for Tenant’s purposes of existing intrabuilding network cabling or any telecommunications services presently located within the Building, and Tenant hereby waives any claim against Landlord for any damages if Tenant’s telecommunications services are in any way interrupted, damaged or otherwise interfered with, except to the extent caused by the gross negligence or willful or criminal misconduct of Landlord, its agents or employees, Tenant shall maintain and repair all telecommunications cabling and wiring within or exclusively serving the Premises. Landlord reserves the right to limit the number of local exchange carriers and competitive alternative telecommunications providers (collectively “TSPs”) having access to the Building’s riser system and infrastructure, and Landlord reserves the right to charge TSPs for the use of Landlord’s telecommunications riser system and infrastructure; provided, however, in all cases, Landlord will provide Building and riser access to at least one TSP for dial tone telecommunications service to tenants of the Building.

(d)	Tenant’s installation of telephone lines, cables, and other electronic telecommunications services and equipment shall be subject to the terms and conditions of Paragraph 14 of this Lease. Upon the expiration or earlier termination of this Lease, Tenant shall remove, at its sole cost and expense, all of Tenant’s telecommunications lines and cabling designated by Landlord for removal.

12.	SERVICES.

(a)

Landlord shall supply the Premises with electricity for general office lighting and the operation of per-employee desk top office computers, servers and ancillary electronic office equipment, including but not limited to laser printers, color scanners, multipurpose fax machines, full sized photocopiers, for a modern Internet industry office occupant, and water and hot water for lavatory and drinking purposes. Landlord shall furnish janitorial service to the Premises, including but not limited to emptying and removal of general office refuse, light vacuuming and dusting, as needed, and window washing, as determined by Landlord, as well as cleaning all break areas, bathrooms and conference rooms (as well as keeping the aforementioned maintained) during the times that such service is customarily furnished in comparable office buildings in the area, five (5) days per week. In addition, Landlord shall furnish janitorial services to all common areas of the building, during the times that such service is customarily furnished in comparable office buildings in the area, five (5) days per week. However, it is not the Landlord’s janitorial services responsibility to clean refrigerators, do dishes within the break room or any other similar cleaning service. Tenant shall be given the right to review the janitorial contract to ensure it reasonably covers Tenant’s needs. Landlord, however, shall not be liable for failure to furnish any of the foregoing when such failure is caused by accidents or conditions beyond the control of Landlord, or by repairs, labor disturbances or labor disputes of any character, whether resulting from or caused by acts of Landlord or otherwise, or as a consequence of the voluntary or mandatory compliance by Landlord with any governmental regulations, orders or directives to reduce electrical consumption, nor shall Landlord be liable under any circumstances for loss of or injury to property, however occurring, through or in connection with or incidental to the furnishing of any of the foregoing, nor shall any such failure relieve Tenant from the duty to pay the full amount of rent herein reserved, or constitute or be construed as a constructive or other eviction of Tenant, provided that rent shall abate on a proportionate basis if and to the extent the Premises are not usable by Tenant for more than five (5) consecutive business days. Tenant shall pay to Landlord a service administration fee equal to five percent (5%) of total service charges resulting from Tenant’s use of any

Building services in excess of that established by Landlord, as hereinabove provided, to compensate Landlord for the administrative costs incurred for such additional Building services provided by Landlord.

(b)	Subject to Paragraphs 11 and 34 hereof, Landlord shall provide passenger elevator service (which may be unmanned) on a 24 hour per day, 365 days per year basis, and freight elevator service as reasonably required by Tenant.

(c)

As currently exists upon the date of this Lease and is distributed, as of the Delivery Date, within the Premises located on the 3rd and 4th floor, Landlord shall supply air conditioning during reasonable and usual business hours hereby determined to be 7:00AM until 6:00PM and subject to the Building Rules. In order to determine the amount of HVAC to be provided on a future basis, it will be Tenant’s responsibility to install an e-mon d-mon to submeter the usage. The usage of additional heat and air conditioning capacity, which shall be and is currently distributed to a room within the Premises where data storage electrical equipment and/or computer servers are stored and/or operated, shall be separately metered by Tenant, and paid for in its entirety by Tenant.

(d)	Tenant shall pay (as additional rent) all costs attributable to (ii) Tenant’s use of any Building services and utilities in excess of that reasonably established by Landlord as hereinabove provided, (ii) the consumption or use of Building Services (including utilities) in the conduct of Tenant’s business operations in the Premises outside of the Building’s business hours established by Landlord in accordance with the Building Rules (“Building Hours”), except utilities and water, which are included in the Base Rent at all hours, 24 hours per day, 7 days per week, in all cases within 30 day, billed at cost, upon receipt of Landlord’s invoice therefor. Upon notice to Landlord, after-hours HVAC shall be provided to Tenant at a cost equal to the actual utility costs throughout the term of the lease, provided that Tenant installs an e-mon d-mon to submeter its use for after-hours. If submetering is not possible, Tenant shall be charged a rate of $75.00 per hour for after-hours use of the HVAC system as it currently exists upon the date of this Lease.

(e)	Should Tenant increase HVAC capacity, which would be at Tenant’s cost, Tenant shall pay for the usage of the extra capacity based on the usage above the current baseline usage. In such an event, Tenant shall be responsible for the install of an e-mon d-mon submeter. Additionally, if Tenant chooses to redistribute the existing HVAC services within the space as of the Delivery Date, Tenant shall be responsible for the install of an e-mon d-mon submeter. In such an event Landlord shall pay for the percentage of utility usage based upon amount of space which the air conditioning was distributed as compared to the amount of space it is to be distributed following redistribution.

(f)	Provided that Landlord has provided at least thirty (30) days’ written notice and opportunity to cure, which has not occurred to Landlord’s reasonable satisfaction, then Landlord may refuse to provide electrical service to the Premises that exceeds either in voltage, rated capacity, and/or use beyond Building Hours or overall load that which is hereinabove provided, but only if such usage would adversely affect the electrical capacity or load being supplied or to be supplied to other Building tenants. Landlord may condition any excess usage of electricity on Tenant’s agreement to install (at Tenant’s sole cost and expense) reasonably necessary utility service upgrades, meters, submeters, air handlers or cooling units, and the additional cost of installation and maintenance thereof shall be paid for by Tenant.

(g)	Electrical service to the Premises may be furnished by one or more companies providing electrical generation, transmission and distribution services, and the cost of electricity may consist of several different components or separate charges for such services, such as generation, distribution and stranded cost charges. Landlord shall have the exclusive right to select any company providing electrical service to the Premises, to aggregate the electrical service for the Building and the Premises with other buildings, to purchase electricity through a broker and/or buyers group and to change providers and manner of purchasing electricity, as long as such selections are made in the best interest of the building occupants including Tenant and Landlord pass on services at cost.

13.	ALTERATIONS.

(a)

Except for alterations which do not affect the Building structure or systems, are not visible from outside the Premises and do not cost in excess of $5,000 in the aggregate for any single project, in addition to as otherwise provided herein, including cabling, electrical, HVAC and the agreed-upon Tenant Improvements described in the Work Letter, Tenant shall make no alterations, improvements or additions in or to the Premises or any part thereof (individually and collectively, “Alterations”) without giving Landlord prior notice of the proposed Alterations and obtaining Landlord’s prior written consent thereto, which consent, except as hereinafter provided, shall not be unreasonably withheld, conditioned or delayed; provided, however, Landlord may withhold its consent in its sole discretion if any proposed Alterations would adversely affect any of the structural elements of the Building, the Building’s electrical, plumbing, heating, telecommunications, mechanical or life safety systems. In any event, Landlord shall take no longer than five (5) business days when reviewing a complete set of detailed and dimensioned plans, submitted to Landlord at Tenant’s sole cost and expense including accurate drawings; finish selections; electrical plan; and Title 24 compliant lighting plan; and prepared by a licensed architect, general contractor or other recognized and licensed professional experienced in such work for completion or acceptability. In addition, Landlord requests that at least two weeks prior to commencement of construction or approval of plans, that a meeting be had between Landlord, Tenant, Tenant’s architect and Tenant’s chosen General Contractor to go over the building plans, schedule, building policies, etc. If following review of the submitted plans, Landlord has questions or concerns, Tenant shall have such items addressed as necessary prior to commencement of construction. Premises windows and door frames shall be painted building standard colors only. Any and all work by Tenant shall be performed only by contractors reasonably approved by Landlord. The contractor or person selected to make such Alterations shall at all times be subject to Landlord’s control while in the Building. Upon substantial completion of any Alterations, Tenant shall deliver to Landlord three (3) sets of “as built” plans covering said Alterations and a copy of the final building permit for the work signed off as approved by the appropriate building inspector.

(b)	Tenant shall at its sole cost and expense, which includes drawing from the tenant improvement allowance, obtain all necessary approvals and permits pertaining to any Alterations. Except as to the abatement of pre-existing Hazardous Materials, which Landlord shall be responsible for at its sole cost, Tenant shall be responsible for any additional alterations and improvements required by law to be made by Landlord to or in the Building as a result of any alterations, additions or improvements to the Premises made by or for Tenant. All alterations, additions, fixtures (other than trade fixtures) and improvements, including, but not limited to carpeting, other floor coverings, built-in shelving, bookcases, paneling and built-in security systems (excluding any leased system) made in or upon the Premises either by or for Tenant and affixed to or forming a part of the Premises, shall immediately upon installation become Landlord’s property free and clear of all liens and encumbrances unless otherwise agreed to by the parties. If requested by Landlord at the time Landlord approves of the installation or construction of said alteration, addition or improvement, upon the expiration or any sooner termination of this Lease, Tenant shall remove or cause to be removed at its expense any and all alterations, additions, and improvements made in or upon the Premises during the term of this Lease by or for Tenant. Additionally, Landlord or Landlord’s architect shall provide path of travel and ADA drawing at no charge to Tenant.

(c)

Tenant shall keep the Premises and the Building free from any mechanics’ liens, vendor liens or any other liens arising out of any work performed, materials furnished or obligations incurred by Tenant, and agrees to defend, indemnify and hold harmless Landlord from and against any such lien or claim or action thereon, together with costs of suit and reasonable attorneys’ fees incurred by Landlord in connection with any such claim or action. Before commencing any work or alteration, addition or improvement to the Premises, which requires Landlord’s consent, Tenant shall give Landlord at least ten (10) business days’ written notice of the proposed commencement of work (to afford Landlord an opportunity to post appropriate notices of non-responsibility). In the event that there shall be recorded against the Premises or the Building or the property of which the Premises is a part any claim or lien arising out of any such work performed, materials furnished or obligations incurred by Tenant and such claim or lien shall not be removed, bonded over or discharged by Tenant within ten (10) business days of written notice from Landlord, Landlord shall have the right but not the obligation to pay and discharge said lien by bond or otherwise without regard to whether such lien shall be lawful or correct. Any reasonable costs, including attorney’s fees incurred by Landlord, shall be paid by Tenant within ten (10) business days after demand by Landlord.

(d)	Before any Alterations or construction with respect thereto are undertaken by or on behalf of Tenant, Tenant shall provide Landlord with certificates of insurance evidencing the maintenance in effect by Tenant (or Tenant shall require any contractor performing work on the Premises to carry and maintain, at no expense to Landlord) of workers’ compensation insurance as required by applicable law, Builder’s All Risk insurance in the amount of the replacement cost of any alterations, additions or improvements (or such other amount reasonably required by Landlord) and Commercial General Liability insurance (including, without limitation, Contractor’s Liability coverage, Contractual Liability coverage and Products and Completed Operations coverage) written on an occurrence basis with a minimum combined single limit of Two Million Dollars ($2,000,000.00) and adding the “Owner(s) of the Building and its (or their) respective members, principals, beneficiaries, partners, officers, directors, employees, agents (and their respective members and principals) and mortgagee(s)” (and any other designees of Landlord as the interest of such designees shall appear) as additional insureds.

Certain materials in the Building, including but not limited to the sprayed-on fireproofing materials applied to certain structural members in the Building, contain asbestos containing materials (“ACM”). In order to prevent exposure to ACM, Landlord has established rules and regulations governing the manner in which Alterations are to be undertaken. Tenant must comply with all Building Rules established by Landlord. Landlord shall remove or encapsulate any and all ACM discovered in the Premises at its sole cost and expense outside of the Tenant Improvement allowance. Such compliance, including the removal of all or a portion of ACM, whether in the Premises or elsewhere in the Building (by Landlord), shall not, in any event, (i) entitle the Tenant to damages, (ii) relieve Tenant of the obligation to pay any sums due hereunder, (iii) constitute or be construed as a constructive or other eviction of Tenant, or (iv) constitute or be construed as a breach of Tenant’s quiet enjoyment so long as Tenant continues to have use of and reasonable access to the Premises for the Permitted Use.

(g) Landlord shall make payments of invoices submitted to Landlord by Tenant for work completed in the Premises up to an amount as indicated in the Basic Lease Information. Such invoices shall include an unconditional lien release submitted to Landlord by Tenant for the payments to be made in question to all subcontractors. Landlord shall make payments within 30 days of submittal to Landlord of such invoices and unconditional lien releases by Tenant or as acceptable by Tenant’s general contractor per general contractor’s contract with Tenant.

14.	INDEMNIFICATION, EXCULPATION AND INSURANCE.

(a)	Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord, for any damage to or loss or theft of any property or for any bodily or personal injury, illness or death of any person in, on or about the Premises or the Building arising at any time and from any cause whatsoever, except to the extent caused by the negligence or willful misconduct of Landlord. In no event shall Landlord be liable for any consequential or punitive damages (including, but not limited to, damage or injury to persons, property and the conduct of Tenant’s business and any loss of revenue therefrom).

(b)	Tenant shall not be liable to Landlord, and Landlord hereby waives all claims against Tenant, for any third party claims whatsoever, except to the extent caused by the negligence or willful misconduct of Tenant. In no event shall Tenant be liable for any consequential or punitive damages (including, but not limited to, damage or injury to persons, property and the conduct of Tenant’s business and any loss of revenue therefrom).

(c)	Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including reasonable attorneys’ fees and disbursements, arising from or related to any use or occupancy of the Premises, or any condition of the Premises, or any default in the performance of Tenant’s obligations, or any damage to any property (including property of employees and invitees of Tenant) or any bodily or personal injury, illness or death of any person (including employees and invitees of Tenant) occurring in, on or about the Premises or any part thereof arising at any time and from any cause whatsoever (except to the extent caused by the gross negligence or willful misconduct of Landlord) or occurring in, on or about any part of the Building other than the Premises when such damage, bodily or personal injury, illness or death is caused by any act or omission of Tenant or its agents, officers, employees, contractors, invitees or licensees. This Paragraph 14(b) shall survive the termination of this Lease with respect to any damage, bodily or personal injury, illness or death occurring prior to such termination. Notwithstanding the foregoing, Landlord has an affirmative obligation to maintain the Building in a safe manner and is liable for all third party claims arising from the safety of the Building.

(d)

Landlord shall indemnify and defend Tenant against and hold Tenant harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including reasonable attorneys’ fees and disbursements, arising from or related to any use or occupancy of the Building, or any condition of the Building, or any default in the performance of Landlord’s obligations, or any damage to any property (including property of employees and invitees of Tenant) or any bodily or personal injury, illness or death of any person (including employees and invitees of Tenant) occurring in, on or about the Building or any part thereof arising at any time and from any cause whatsoever (except to the extent caused by the gross negligence or willful misconduct of Tenant) or occurring in, on or about any part of the Building other than the Premises when such damage, bodily or personal injury, illness or death is caused by any act or omission of Landlord or its agents, officers, employees, contractors, invitees or licensees. This Paragraph 14(b) shall survive the termination of this Lease with respect to any damage, bodily or personal injury, illness or death occurring prior to such termination.

(e)	Tenant shall, at all times during the Term of this Lease and at Tenant’s sole cost and expense, obtain and keep in force workers’ compensation insurance as required by applicable law, including an employers’ liability endorsement; business interruption insurance in an amount equal to all rent payable under this Lease for a period of twelve (12) months (at the then current rent charged); and commercial general liability insurance, including contractual liability (specifically covering this Lease), fire legal liability, and premises operations, with a minimum combined single limit of Two Million Dollars ($2,000,000) per occurrence for bodily or personal injury to, illness of, or death of persons and damage to property occurring in, on or about the Premises or the Building. Tenant shall, at Tenant’s sole cost and expense, be responsible for insuring Tenant’s furniture, equipment, fixtures, computers, office machines and personal property (“Tenant’s Property”).

(f)

All insurance required under this Paragraph 14 and all renewals thereof shall be issued by financially responsible and reputable insurance companies, qualified to do business in the State of California and reasonably acceptable to Landlord. Liability amounts in excess of Two Million Dollars ($2,000,000) may be carried under umbrella coverage policies. Each policy shall have a deductible or deductibles, if any, which do not exceed Ten Thousand Dollars ($10,000) per occurrence. Each policy shall expressly provide that the insurer will endeavor to provide thirty (30) days’ prior written notice to Landlord of cancellation or non-renewal of the policy, and shall remain in effect notwithstanding any such cancellation or non-renewal until such notice shall have been given to Landlord and such period of thirty (30) days shall have expired. All liability insurance under this Paragraph 14 shall name Landlord and any other parties designated by Landlord as an additional insured, shall be primary and noncontributing with any insurance which may be carried by Landlord, shall afford coverage for all claims based on any act, omission, event or condition that occurred or arose (or the onset of which occurred or arose) during the policy period, and shall expressly provide that Landlord, although named as an insured, shall nevertheless be entitled to recover under the policy for any loss, injury or damage to Landlord. Upon the issuance thereof, Tenant shall deliver a certificate thereof to Landlord for retention by Landlord. If Tenant fails to insure or fails to furnish to Landlord upon notice to do so any such policy or certified copy and certificate thereof as required, Landlord shall have the right from time to time to effect such insurance for the benefit of Tenant or Landlord or both of them and all premiums paid by Landlord shall be payable by Tenant as additional rent on demand.

(g)	Tenant waives on behalf of all insurers under all policies of property, liability and other insurance (excluding workers’ compensation) now or hereafter carried by Tenant insuring or covering the Premises, or any portion or any contents thereof, or any operations therein, all rights of subrogation which any insurer might otherwise, if at all, have to any claims of Tenant against Landlord. Landlord waives on behalf of all insurers under all policies of property, liability and other insurance (excluding workers’ compensation) now or hereafter carried by Landlord insuring or covering the Building or any portion or any contents thereof, or any operations therein, all rights of subrogation which any insurer might otherwise, if at all, have to any claims of Landlord against Tenant. Tenant shall, prior to or immediately after the date of this Lease, procure from each of the insurers under all policies of property, liability and other insurance (excluding workers’ compensation) now or hereafter carried by Tenant insuring or covering the Premises, or any portion or any contents thereof, or any operations therein, a waiver of all rights of subrogation which the insurer might otherwise, if at all, have to any claims of Tenant against Landlord as required by this Paragraph 14.

15.	DESTRUCTION.

(a)

In the event of a partial destruction of the Premises during the Term from any cause, Landlord shall forthwith repair the same (except as otherwise provided in this Paragraph 15 as to a casualty occurring during the last twelve (12) months of the Term), provided such repairs can be made within ninety (90) days under the laws and regulations of State, county, federal or municipal authorities, but such partial destruction shall not annul or void this Lease, except that Tenant shall be entitled to a proportional abatement in rent while such repairs are being made, such proportionate abatement to be based upon the amount of square footage in the Premises damaged and the length of time said area is not either actually being used by Tenant for business purposes or is not in a condition habitable for general office use. If such repairs cannot be made within ninety (90) days of such casualty, or if the casualty occurs during the last twelve (12) months of the Term, and Tenant has not signed a new lease for the Premises and/or renewed this Lease for an additional Term, and would result in any rent abatement for a period greater than thirty (30) days, Landlord may, at its option, elect to make such repairs within a reasonable time, this Lease continuing in full force and effect and the rent to be proportionately abated as provided hereinabove. In the event that

Landlord does not so elect to make such repairs which cannot be made in ninety (90) days or which results from a casualty occurring during the last twelve months of the term, within a reasonable time following the casualty (but in no event more than sixty (60) days), this Lease may be terminated at the option of either party. If Landlord elects or is required to restore the Premises and does not substantially complete such restoration, as is reasonably interpreted, and deliver the Premises to Tenant within 120 days following the casualty, Tenant shall have the option of terminating this Lease by notice to Landlord delivered after such 120-day period and prior to delivery of the Premises. In the event that any portion of the Building other than the Premises is destroyed to the extent of twenty percent (20%) or more of the replacement cost of the Building, Landlord may elect to terminate this Lease, whether the Premises be injured or not. A total destruction of the Building shall terminate this Lease. Upon Lease termination by Landlord, all prepaid rents and other monies owing to Tenant shall be paid within 10 days, and, whether or not the Lease is terminated, Tenant is not responsible for Services or other expenses as of the date of the damages to the Premises and/or Building.

(b)	If the Premises are to be repaired or restored by Landlord under this Paragraph 15, Landlord shall repair or restore, at Landlord’s cost, the Premises itself and any and all permanently affixed improvements in the Premises constructed or provided by Landlord as of the commencement of the Term, together with any permanently affixed Alterations approved by Landlord (unless at the time of construction Landlord informs Tenant that Tenant will be required to remove the same at the end of the Term). In no event shall Landlord repair, replace or restore any of Tenant’s Property, unless the damage was due to the gross negligence or misconduct of Landlord.

16.	ENTRY.

Tenant will permit Landlord and its agents to enter into and upon the Premises at all reasonable times and upon not less than 24 hours prior notice for the purpose of inspecting the same, or for the purpose of protecting owners’ reversion, or to make alterations or additions to the Premises or to any other portion of the Building, or for maintaining any service provided by Landlord to Tenant hereunder, including engineering maintenance, window cleaning and janitorial service, without any rebate of rent to Tenant for any loss of occupancy or quiet enjoyment of the Premises, or damage, injury or inconvenience thereby occasioned, and will permit Landlord at any reasonable time during the last six (6) months of the Term upon not less than 24 hours prior notice to bring upon the Premises, for purposes of inspection or display, prospective tenants thereof. Notwithstanding the foregoing, during any inspection, alterations or additions to the Premises or to any other portion of the Building or maintenance thereof, Landlord shall use commercially reasonable efforts to minimize the interference with Tenant’s use and access to the Premises during normal business hours.

17.	EVENTS OF DEFAULT.

(a)	The occurrence of any one or more of the following events (each, an “Event of Default”) shall constitute a breach of this Lease by Tenant: (i) if Tenant shall default in its obligation to pay any rent or other payment(s) due hereunder as and when due and payable, after a seven (7) day grace period; provided, however, with respect to the first such delinquency in payment of rent during any twelve (12) month period, such delinquency in payment of rent shall not, in and of itself, be deemed to be an Event of Default until the failure of payment continues for a period of five (5) days after receipt of written notice thereof from Landlord to Tenant; or (ii) if Tenant shall fail to perform or observe any other term hereof (except as otherwise provided in this Paragraph) or of the Building Rules described in Paragraph 8 hereof to be performed or observed by Tenant, such failure shall continue for more than twenty-one (21) days after notice thereof from Landlord, and Tenant shall not within such period commence with due diligence and dispatch the curing of such default, or, having so commenced, thereafter shall fail or neglect to prosecute or complete with due diligence the curing of such default within forty-five (45) days; or (iii) any assignment or subletting in violation of the terms of this Lease; (iv) if Tenant shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due or shall file a petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent or shall file a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or shall fail timely to contest the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its property; or (v) the taking of any action leading to, or the actual dissolution or liquidation of Tenant, if such dissolution or liquidation is not part of a merger or acquisition of some or all of its assets, if Tenant is other than an individual; or (vi) if within sixty (60) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed or if, within ninety (90) days after the appointment without the consent or acquiescent of Tenant, of any trustee, receiver or liquidator of Tenant or of any material part of its properties, such appointment shall not have been vacated; (vii) if this Lease or any estate of Tenant hereunder shall be levied upon under any attachment or execution and such attachment or execution is not vacated within thirty (30) days; or (viii) any failure by Tenant to timely deliver an estoppel certificate requested by Landlord in accordance with Paragraph 29 hereof within fifteen (15) business days for purpose of Landlord refinancing the Building.

(b) The occurrence of any one or more of the following events (each, an “Event of Default”) shall constitute a breach of this Lease by Landlord: (i) if Landlord shall default in its obligation to provided Services or reimburse for undisputed Tenant improvements as provided herein; or (ii) if the Building or Premises become unusable or fall below legal safety standards due to the gross negligence or willful misconduct of the Landlord and due to no fault of Tenant; or (iii) if Landlord shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due or shall file a petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent or shall file a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or shall fail timely to contest the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Landlord or any material part of its property; or (iv) the taking of any action leading to, or the actual dissolution or liquidation of Landlord, if such dissolution or liquidation is not part of a merger or acquisition of some or all of its assets, if Landlord is other than an individual; or (vi) if within sixty (60) days after the commencement of any proceeding against Landlord seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed or if, within ninety (90) days after the appointment without the consent or acquiescent of Landlord, of any trustee, receiver or liquidator of Landlord or of any material part of its properties, such appointment shall not have been vacated; or (vii) if this Lease hereunder shall be levied upon under any attachment or execution and such attachment or execution is not vacated within thirty (30) days.

(c) The notice requirements of Paragraph 17(a) above shall be in lieu of, and, to the extent applicable, the notice periods therein provided shall run concurrently with, any notice requirements and/or periods provided for under applicable law as a condition to the exercise of any remedies of Landlord or Tenant upon an Event of Default under this Lease.

18.	TERMINATION UPON DEFAULT.

After Tenant has failed to cure any Event of Default in accordance with the applicable cure provisions specified in paragraph 17 hereof, Landlord in its sole discretion may elect to declare a forfeiture of this Lease as provided in Section 1161 of the California Code of Civil Procedure, provided that Landlord’s written notice to Tenant (following Tenant’s failure to cure as referenced above) states such an election. Thereafter, Tenant’s right to possession shall terminate and this Lease shall terminate, unless on or before the date specified in such notice all arrears of rent and all other sums payable by Tenant under this Lease, and all costs and expenses incurred by or on behalf of Landlord hereunder, including attorneys’ fees, incurred in connection with such default, shall have been paid by Tenant and all other breaches of this Lease by Tenant at the time existing shall have been fully remedied to the satisfaction of Landlord. Upon such termination, Landlord may recover from Tenant (a) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that Tenant proves could reasonably have been avoided; (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rent loss that Tenant proves could be reasonably avoided; and (d) any other amount necessary to compensate

Landlord for all the detriment directly caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The “worth at the time of award” of the amount referred to in clauses (a) and (b) above is computed by allowing interest at the discount rate of the Federal Reserve Bank of San Francisco plus 5% per annum at date of termination, but in no event in excess of the maximum rate of interest permitted by law. The worth at the time of award of the amount referred to in clause (c) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%. For the purpose of determining unpaid rent under clause (c) above, the monthly rent reserved in this Lease shall be deemed to be the sum of the Base Rent and the amounts last payable by Tenant as reimbursement of expenses pursuant to Paragraphs 5(a)(ii) and (iii) hereof for the calendar year in which Landlord terminated this Lease as provided herein.

In the case of Landlord Default, Tenant may set off or abate the financial sums constituting the default until the Default is cured by Landlord.

19.	CONTINUATION AFTER DEFAULT.

Even though Tenant has breached this Lease this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession as provided in Paragraph 18 hereof, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover rent as it becomes due under this Lease. In such event, Landlord may exercise all of the rights and remedies of a landlord under Section 1951.4 of the California Civil Code (which provides that a landlord may continue a lease in effect after a tenant’s breach and recover rent as it becomes due, if the tenant has the right to sublet or assign, subject only to reasonable limitations), or any successor statute. In addition, Tenant shall not be considered in default for vacating the Premises so long as Tenant’s rent is paid per the terms of this Lease and is not in default on any other provisions of this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession. If a receiver is appointed at the instance of Landlord in any action against Tenant, the receiver may, if it is necessary or convenient in order to collect rents and profits, conduct the business of Tenant then being carried on in the Premises, and may take possession of any personal property belonging to Tenant and used in the conduct of such business and may use the same in conducting such business.

20.	OTHER RELIEF.

In the event of re-entry or taking possession of the Premises, Landlord shall have the right but not the obligation to remove all or any part of the trade fixtures, furnishings, equipment and personal property located in the Premises and to place the same in storage at a public warehouse at the expense and risk of Tenant or to sell such property in accordance with applicable law. The remedies provided for in this Lease are in addition to any other remedies available to Landlord at law or in equity, by statute or otherwise.

21.	LANDLORD’S RIGHT TO CURE DEFAULT.

All agreements and provisions to be performed by Tenant under any of the terms of this Lease shall be at its sole cost and expense and without abatement of rent except as provided herein or as required by law or equity. If Tenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder and such failure shall not be cured prior to the expiration of any applicable notice and cure period, Landlord may, but shall not be obligated to so do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant’s part to be made or performed as provided in this Lease. All sums so paid by Landlord and all necessary incidental costs shall be deemed additional rent hereunder and shall be payable to Landlord on demand.

22.	ATTORNEY’S FEES.

If as a result of any breach or default on the part of either party under this Lease the non-breaching or defaulting party uses the services of an attorney in order to secure compliance with this Lease, the breaching or defaulting party shall reimburse the non-breaching or defaulting party upon demand as additional rent for any and all attorneys’ fees and expenses incurred by the non-breaching or defaulting party, whether or not formal legal proceedings are instituted. Should either party bring an action against the other party, by reason of or alleging the failure of the other party to comply with any or all of its obligations hereunder, whether for declaratory or other relief, then the party which prevails in such action shall be entitled to its reasonable attorneys’ fees and expenses related to such action, in addition to all other recovery or relief. A party shall be deemed to have prevailed in any such action (without limiting the generality of the foregoing) if such action is dismissed upon the payment by the other party of the sums allegedly due or the performance of obligations allegedly not complied with, or if such party obtains substantially the relief sought by it in the actions, irrespective of whether such action is prosecuted to judgment, unless otherwise provided in the settlement agreement.

23.	NO WAIVER.

Landlord’s failure to take advantage of any default or breach of covenant on the part of Tenant shall not be, or be construed as a waiver thereof, nor shall any custom or practice which may grow up between the parties in the course of administering this instrument be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant of any term, covenant or condition hereof, or to exercise any rights given him on account of any such default. A waiver of a particular breach or default shall not be deemed to be a waiver of the same or any other subsequent breach or default. The acceptance of rent hereunder shall not be, nor be construed to be, a waiver of any breach of any term, covenant or condition of this Lease.

24.	NOTICES.

All approvals, consents and other notices given by Landlord or Tenant under this Lease shall be properly given only if made in writing and either deposited in the United States mail, postage prepaid, certified with return receipt requested, sent by trackable delivery service including UPS and FedEx, or delivered by hand (which may be through a messenger or recognized delivery, courier or air express service) and addressed to Landlord at the address of Landlord specified in the Basic Lease Information or at such other place as Landlord may from time to time designate in a written notice to Tenant, and addressed to Tenant at the address of Tenant specified in the Basic Lease Information and, after the Commencement Date, at the Premises, together with a copy to such other address as Tenant may from time to time designate in a written notice to Landlord. Such approvals, consents and other notices shall be effective on the date of receipt (evidenced by the certified mail or delivery service receipt), if mailed, or sent by commercial delivery service, or on the date of hand delivery, if hand delivered. If any such approval, consent or other notice is not received or cannot be delivered due to a change in the address of the receiving party of which notice was not previously given to the sending party or due to a refusal to accept by the receiving party, such request, approval, consent, notice or other communication shall be effective on the date delivery is attempted. Any approval, consent or other notice under this Lease may be given on behalf of a party by the attorney for such party. Tenant hereby appoints as its agent to receive the service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in charge of or occupying the Premises at the time, and, if there is not such person, then such service may be made by attaching the same on the main entrance of the Premises and such service shall be effective for all purposes under this Lease.

25.	EMINENT DOMAIN.

If all or any part of the Premises shall be taken as a result of the exercise of the power of eminent domain or agreement in lieu thereof, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking, Landlord shall have the right to terminate this Lease as to the balance of the Premises by giving written notice to Tenant within sixty (60) days after such date. In addition to the foregoing, in the event any such taking by eminent domain includes a portion of the Premises which is material to Tenant’s use and enjoyment of the Premises, Tenant shall have the right, at Tenant’s option, to Terminate this Lease, by giving written notice to Landlord within sixty (60) days after such date. Tenant waives the provisions of California Code of Civil Procedure Section 1265.130 relating to a lease termination from a partial taking. In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or interest therein which may be paid or made in connection therewith by the government entity, agency, or other making the taking, and all obligations of Tenant shall terminate for the portion of the Premises affected by the taking. In the event of a partial taking of the Premises, which does not result in a termination of this Lease, the Base Rent thereafter to be paid shall be equitably reduced. Tenant shall have no claim against Landlord for the value of any unexpired Term of this Lease; provided, however, that Tenant shall have the right to pursue any separate award so long as such action does not reduce the award to which Landlord is entitled.

26.	LATE CHARGE.

Rent or other payments due under this Lease which remain unpaid more than 30 days past due shall bear interest at the discount rate of the Federal Reserve Bank of San Francisco plus 2.5% per annum, as it may be from time to time, but in no event in excess of the maximum rate of interest permitted by law. Tenant acknowledges that late payment by Tenant to Landlord of such rent or other payments will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. This Paragraph does not relieve Tenant from its obligation to pay rent or other payments when due. Acceptance of any late charge shall not constitute a waiver of Tenant’s default with respect to the overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord. Notwithstanding the foregoing, the late charge and the default interest shall not be charged the first time during the Term that Tenant is late in making a payment of rent until Landlord has first given Tenant five (5) business days’ notice and opportunity to cure.

27.	SECURITY DEPOSIT.

(a)	Upon signing this Lease, Tenant shall pay to Landlord the amount of the Security Deposit specified in the Basic Lease Information. The Security Deposit shall be held by Landlord as security for the performance by Tenant of all of the covenants of this Lease to be performed by Tenant, including, without limitation, defaults by Tenant in the payment of rent, the payment of any damages arising from Tenant’s default under this Lease, the repair of damage to the Premises caused by Tenant, and the light cleaning of the Premises upon termination of the tenancy created hereby, normal wear and tear excepted, and Tenant shall not be entitled to interest thereon. Landlord may not draw upon the Security Deposit without giving Tenant ten (10) days’ written notice and an opportunity to cure. If Landlord uses or applies the Security Deposit or any portion thereof, Tenant shall, within ten (10) days after demand deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount, and Tenant’s failure to do so shall be deemed a material breach of this Lease. Landlord shall return portions of the security deposit immediately upon the reduction date(s) set forth in the Basic Lease information, subject to Landlord’s satisfactory review and approval of Tenant’s then summary financial statements (such approval shall not be unreasonably withheld and if Tenant’s then Balance Sheet and then Net Income for the prevailing quarter is higher than it is upon Lease Execution, such shall automatically qualify and be deemed approved by Landlord), and shall return the security deposit within thirty (30) days after the lease expiration date.

(b)	Landlord’s obligations with respect to the Security Deposit are those of a debtor and not a trustee. Landlord shall not be required to maintain the Security Deposit separate and apart from Landlord’s general or other funds and Landlord may commingle the Security Deposit with any of Landlord’s general or other funds. Upon termination of the original Landlord’s or any successor owner’s interest in the Premises or the Building, the original Landlord or such successor owner shall be released from further liability with respect to the Deposits upon the original Landlord’s or such successor owner’s complying with California Civil Code Section 1950.7. Subject to the foregoing, Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage caused by the default of Tenant under this Lease.

(c)	Landlord’s obligations with respect to the Security Deposit and Key Deposit are those of a debtor and not a trustee. Landlord shall not be required to maintain the Security Deposit and Key Deposit separate and apart from Landlord’s general or other funds and Landlord may commingle the Security Deposit and Key Deposit with any of Landlord’s general or other funds. Upon termination of the original Landlord’s or any successor owner’s interest in the Premises or the Building, the original Landlord or such successor owner shall be released from further liability with respect to the Deposits upon the original Landlord’s or such successor owner’s complying with California Civil Code Section 1950.7. Subject to the foregoing, Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage caused by the default of Tenant under this Lease.

28.	INTENTIONALLY DELETED.

29.	ESTOPPEL CERTIFICATE.

From time to time, Landlord and Tenant shall furnish to any party designated by either Landlord or Tenant, as applicable, within ten (10) days after a request has been made therefor, a certificate signed by the applicable party confirming and containing such factual certifications and representations as to this Lease as the requesting party may reasonably request stating (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification), (ii) the date, if any, to which rental and other sums payable hereunder have been paid, (iii) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in said certificate and (iv) such other factual matters as may be reasonably requested by the requesting party. If any party fails to deliver to the requesting party the certificate within such required time period, Landlord, Landlord’s mortgagee, any prospective purchaser or mortgagee, and any other identified party may conclusively presume and rely upon the foregoing facts. In such event, the applicable party shall be estopped from denying the truth of the presumed facts.

30.	SURRENDER.

Tenant shall surrender the Premises at the termination of the tenancy herein created broom clean, and in the same condition as herein agreed they have been received, reasonable use and wear thereof and damage by the act of God or by the elements excepted. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall at the option of Landlord, terminate all of any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies. At the expiration or sooner termination of this Lease, Tenant shall remove or cause to be removed at its sole expense all of Tenant’s personal property, furniture and equipment, including telephone and data processing lines, and all Alterations required by Landlord in accordance with Paragraph 13 hereof. Tenant shall repair at its expense all damage to the Premises and the Building caused by the removal of any of the items provided herein. Tenant obligations under this Paragraph shall survive the termination of this Lease.

31.	HOLDING OVER.

If, without reasonable objection by Landlord, Tenant holds possession of the Premises after expiration of the Term of this Lease, Tenant shall become a tenant from month to month upon the terms herein specified but at a Base Rent equal to one hundred twenty-five percent (125%) of the Base Rent in effect at the expiration of the Term of this Lease, payable in advance on or before the first day of each month. Such month to month tenancy may be terminated by either Landlord or Tenant by giving thirty (30) days’ prior written notice of termination to the other at any time. If Tenant fails to surrender the Premises upon the expiration or termination of this Lease except as hereinabove provided, Tenant (i) shall pay Base Rent at a rate of one hundred fifty percent (150%) of the Base Rent in effect at the expiration of the Term and (ii) Tenant hereby indemnifies and agrees to hold Landlord harmless from all direct costs, loss, expense or liability, including direct costs, real estate brokers claims and attorneys’ fees, arising out of or in connection with any delay by Tenant in surrendering and vacating the Premises, but not indirect costs including but not limited to lost profits or consequential damages of the next Tenant of space. However, Tenant shall be responsible for any indirect costs, if any, including but not limited to lost profits or consequential damages, directly to Landlord associated with Landlord’s ability to re-let the space subject to Landlord’s reasonably attempt to mitigate such loses. Nothing in this Paragraph 31 shall be deemed to permit Tenant to retain possession of the Premises after the expiration or sooner termination of the Lease Term.

32.	FLOOR LOAD, LIGHT AND AIR, AND NOISE.

(a)	Tenant shall not place a load upon any floor of the Premises which exceeds the floor load per square foot which such floor was designed to carry, specifically approximately 100 square foot per person. Landlord reserves the right to prescribe reasonably the weight and position of all safes, file and library systems and other heavy installations which Tenant wishes to place in the Premises so as to properly distribute the weight thereof, as long as such distribution enables high technology standard office use.

(b)	Any diminution or shutting off of light, air, or view by any materials, improvements or structures that may be placed on the exterior of the Building or erected on lands adjacent to the Building shall not affect this Lease or impose any liability on Landlord.

(c)

Business machines and mechanical equipment belonging to Tenant which cause noise and/or vibration that may be transmitted to the structure of the Building or to any leased space to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant’s expense, in settings of cork, rubber or spring-type noise and/or vibration eliminators sufficient to eliminate vibration and/or noise.

Tenant shall be allowed to put ancillary entertainment equipment, including but not limited to pool tables, as well as ancillary food delivery machines, including but not limited to vending machines, on the Premises including on the 9th floor Suite and/or roof, as long as reasonable load limits are not breached.

33.	SUBORDINATION.

This Lease shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or later placed upon the Building and to any advances made on the security of it or Landlord’s interest in it, and to all renewals, modifications, consolidations, replacements, and extensions of it. However, if any mortgagee, trustee, or ground lessor elects to have this Lease prior to the lien of its mortgage or deed of trust or prior to its ground lease, and gives notice of that to Tenant, this Lease shall be deemed prior to the mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of the mortgage, deed of trust, or ground lease, or the date of recording of it. In the event any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, Tenants tenancy shall not be disturbed so long as no Event of Default has occurred and is continuing, and Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure. In the event of termination of any ground lease to which this Lease is subordinate, Tenant shall attorn to the ground lessor. Tenant agrees to execute any commercially reasonable documents, in form and substance as provided by Landlord, required to effectuate the subordination, to make this Lease prior to the lien of any mortgage or deed of trust or ground lease, or to evidence the attornment. In addition, if requested by Tenant, Landlord shall use commercially reasonable efforts to secure a non-disturbance agreement from Landlord’s current Lender. Any events of foreclosure or otherwise that result in an interruption of Services or access to the building shall constitute an event of Default by Landlord as described hereunder, with Tenant entitled to terminate the Lease subject to Landlord’s right to cure and other provisions herein.

34.	INABILITY TO PERFORM.

Landlord shall be in default hereunder and Landlord shall be liable to Tenant for any loss or damages if Landlord is unable to fulfill any of its obligations, or is delayed in doing so, unless the inability or delay is caused by reason of accidents, strike, labor troubles, governmental delays or restrictions (including delays in issuance of permits), acts of God, or other cause, which is beyond the reasonable control of Landlord.

In addition, Tenant shall not be in default hereunder nor shall Tenant be liable, except for payment of rent, to Landlord for any loss or damages if Tenant is unable to fulfill any of its obligations, or is delayed in doing so, if the inability or delay is caused by reason of accidents, strike, labor troubles, governmental delays or restrictions (including delays in issuance of permits), acts of God, or any other cause, whether similar or dissimilar, which is beyond the reasonable control of Tenant.

35.	CORPORATE AUTHORITY.

If Tenant is a corporation or limited liability company, Tenant and each person executing this Lease on behalf of Tenant represents and warrants to Landlord that (a) Tenant is duly incorporated or formed, as the case may be and validly existing under the laws of its state of incorporation or formation, (b) Tenant is qualified to do business in California, (c) Tenant has the full right, power and authority to enter into this Lease and to perform all of Tenant’s obligations hereunder, and (d) each person signing this Lease on behalf of the corporation or company is duly and validly authorized to do so. If Tenant is a partnership (whether a general or limited partnership), each person executing this Lease on behalf of Tenant represents and warrants to Landlord that (i) he/she is a general partner of Tenant, (ii) he/she is duly authorized to execute and deliver this Lease on behalf of Tenant, (iii) this Lease is binding on Tenant (and each general partner of Tenant) in accordance with its terms, and (iv) each general partner of Tenant is personally liable for the obligations of Tenant under this Lease.

36.	FUTURE CONSTRUCTION.

(a) Tenant acknowledges that the Building is a historically significant building and that due, in part, to the attractiveness, appeal and central location of the Building in the San Francisco business district, Landlord is currently restoring and upgrading the Building common areas and selected office space within the Building. During such construction described in this Paragraph 36 or future construction which at this time is not contemplated by Landlord, (i) Landlord shall use commercially reasonable efforts to minimize the interference with Tenant’s operations in the Premises and (ii) Landlord shall diligently pursue such construction work to completion. In addition, Landlord reserves the right, following reasonable prior notice to Tenant, to temporarily interrupt some or all Building services during business and non-business hours while said construction activity is being performed so long as Tenant can continue to operate its business for the permitted use and have reasonable access to the Premises. Any such construction activity is entirely discretionary with Landlord, and Tenant agrees that no representation, express or implied, with respect to the future condition or uses of the Building or any restoration or construction activities to be performed have been made to Tenant by Landlord or any Landlord representative.

(b) Landlord shall provide Tenant not less than thirty (30) days prior notice that Landlord intends to commence any significant construction activity in or to the Building of the nature described above.

37.	MISCELLANEOUS.

(a)	The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. Words used in masculine gender include the feminine and neuter. If there be more than one Tenant, the obligations hereunder imposed on Tenant shall be joint and several. Subject to the provisions hereof relating to assignment and subletting, this Lease is intended to and does bind the heirs, executors, administrators, successors and assigns of any and all of the parties hereto. Time is of the essence of this Lease.

(b)	There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease or the Building. There are no representations between Landlord and Tenant other than those contained in this Lease and all reliance with respect to any representations is based solely upon the terms of this Lease.

(c)	Tenant shall not use the name of the Building for any purpose other than as an address of the business to be conducted by Tenant in the Premises.

(d)	Any provision of this Lease which shall be held invalid, void or illegal shall in no way affect, impair or invalidate any of the other provisions hereof and such other provisions shall remain in full force and effect.

(e)	IF ANY ACTION OR PROCEEDING BETWEEN LANDLORD AND TENANT TO ENFORCE THE PROVISIONS OF THIS LEASE (INCLUDING AN ACTION OR PROCEEDING BETWEEN LANDLORD AND THE TRUSTEE OR DEBTOR IN POSSESSION WHILE TENANT IS A DEBTOR IN A PROCEEDING UNDER ANY BANKRUPTCY LAW) PROCEEDS TO TRIAL, LANDLORD AND TENANT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY IN SUCH TRIAL. Landlord and Tenant agree that this paragraph constitutes a written consent to waiver of trial by jury within the meaning of California Code of Civil Procedure Section 631(a)(2), and Tenant does hereby authorize and empower Landlord to file this paragraph and/or this Lease, as required, with the clerk or judge of any court of competent jurisdiction as a written consent to waiver of jury trial.

(f)	No right, remedy or election hereunder or at law or in equity shall be deemed exclusive but shall, wherever possible, be cumulative with all other rights, remedies or elections.

(g)	This Lease shall be governed by the laws of the State of California applicable to transactions to be performed wholly therein. All disputes arising herein shall be resolved in the state or federal courts located in San Francisco, CA.

38.	BROKER.

Tenant represents and warrants to Landlord that Tenant has had no dealings with any broker, finder, or similar person who is or might be entitled to a commission or other fee in connection with the execution of this Lease, except for Landlord’s Broker and Tenant’s Broker. Landlord shall pay the commission due Landlord’s Broker and Tenant’s Broker pursuant to a separate agreement between Landlord and Landlord’s Broker. Landlord and Tenant shall each indemnify, defend and hold the other harmless from and against any and all claims and damages and for any and all costs and expenses (including reasonable attorneys’ fees and costs) resulting from claims that may be asserted against the other party by any broker, agent or finder not disclosed herein.

Upon full execution of this lease by the parties, Landlord shall be obligated to pay to Tenant’s Broker, a real estate commission equal to $238,110 (the “Commission”), subject to the terms of a separate agreement between Landlord and Tenant’s Broker. If the Commission, is more than sixty (60) days past due when earned, subject to the terms of a separate agreement between Landlord and Tenant’s Broker, then Tenant shall have the right to pay Tenant’s Broker the owed Commission, and offset Tenant’s rent obligation by an equal amount under the terms of the lease.

39.	NO OFFER.

No contractual or other rights shall exist between Landlord and Tenant with respect to the Premises until both have executed and delivered this Lease, notwithstanding that rental deposits have been received by Landlord and notwithstanding that Landlord has delivered to Tenant an unexecuted copy of this Lease. The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or any option for the Tenant to lease, or otherwise create any interest by Tenant in the Premises or any other Premises situated in the Building. Execution of this Lease by Tenant and return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to Tenant.

40.	QUIET ENJOYMENT.

Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord of any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

41.	LANDLORD DEFAULT.

Landlord shall be in default under this Lease in the event Landlord has not begun and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligation under this Lease, including but not limited to those listed in Section 17(b) within thirty (30) days of the receipt by Landlord of written notice from Tenant of Landlord’s alleged failure to perform, and an additional reasonable time after such receipt if (i) such failure cannot be cured within such thirty (30)-day period and (ii) Landlord commences curing such failure within such thirty (30)-day period and thereafter diligently pursues the curing of such failure. In the even of such default, then Tenant shall be entitled to exercise any remedies that Tenant may have at law or in equity, including Termination following the expiration of Landlord’s Right to Cure as noted above in this Section 41. Landlord shall have the right to reasonably, but in all events within five (5) days, protest any obligation presented to Landlord by Tenant in writing. Should no agreement as to responsibility be arrived at by Landlord and Tenant, Tenant shall be entitled to exercise any potential remedies that Tenant may have at law or in equity. I

42.	PAYMENTS BY TENANT.

Whenever in this Lease Tenant is required to make a payment to Landlord “on demand”, “upon billing”, “upon receipt of invoice” or similar phrasings, Tenant shall be obligated to make such payment to Landlord within ten (10) days thereof.

43.	No Relocation

Landlord shall not have the right to relocate any of Tenant’s Premises at any time during the Term of the lease.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD:

CWR Holdings LLC and Broad Street San Francisco LLC,

By: BROAD STREET SAN FRANCISCO LLC, as Authorized Agent

	By:	/s/ Steven Firtel
Steven Firtel
Authorized Representative

TENANT:

Trulia Inc., a Delaware corporation

By:	/s/ Peter Flint

Its:	CEO

EXHIBIT A

116 New Montgomery Street Building

3rd Floor

4th Floor

Suite 900

1

EXHIBIT B

116 New Montgomery Street Building

ESCALATIONS

1. Operating Expenses

As used in this Lease, “Operating Expenses” shall mean, without duplication, all costs and expenses paid or incurred by Landlord in connection with the ownership, management, operation, maintenance and repair of the Building, and in providing services in accordance with this Lease, except as provided below in the Exceptions paragraph, but including the following: salaries, wages, other compensation, taxes and benefits (including payroll, social security, workers’ compensation, unemployment, disability and similar taxes and payments) for all personnel engaged solely in the management, operation, maintenance or repair of the Building excluding salaries and benefits of senior executives or senior officers of Landlord, uniforms provided to such personnel; premiums and other charges for all property, earthquake, rental value, liability and other insurance carried by Landlord, together with the amount of any deductible under such policy; water and sewer charges or fees; license, permit and inspection fees; electricity, chilled water, air conditioning, gas, fuel, steam, heat, light, power and other utilities; sales, use and excise taxes on goods and services purchased by Landlord; telephone, delivery, postage, stationery supplies and other expenses; management fees and expenses (but not in excess of those commonly charged in the San Francisco South Financial District for comparable buildings), equipment lease payments; repairs to and maintenance of the Building, including Building systems and accessories thereto and repair and replacement of worn out or broken equipment, facilities, parts and installations, but excluding the replacement of major Building systems; janitorial, window cleaning, security, guard, extermination, water treatment, garbage and waste disposal, rubbish removal, plumbing and other services; inspection or service contracts for the roof, roof membrane, Building elevator(s), electrical, mechanical and other Building equipment and systems; supplies, tools, materials and equipment; accounting, legal and other professional fees and expenses (excluding legal fees, accounting, and other professional fees and expenses incurred by Landlord relating to disputes with specific tenants or the negotiation, interpretation or enforcement of specific leases); an amortized expense relating to painting the exterior or the public or common areas of the Building as is customarily amortized using GAAP accounting methods and the cost of maintaining the sidewalks, landscaping and other common areas of the Building; the cost, amortized over the useful life as reasonably determined by Landlord, according to generally accepted accounting principles, of all furniture, fixtures, draperies, carpeting and personal property furnished by Landlord in common areas or public corridors of the Building or in the Building office; all costs and expenses resulting from compliance with any laws, ordinances, rules, regulations or orders applicable to the Building not in effect as of the Commencement Date; Building office rent or rental value for office space reasonably necessary for the proper management and operation of the Building; all costs and expenses of contesting by appropriate legal proceedings any matter concerning managing, operating, maintaining or repairing the Building, or the validity or applicability of any law, ordinance, rule, regulation or order relating to the Building, or the amount or validity of any Property Taxes; reasonable depreciation as determined by Landlord according to generally accepted accounting principles on all machinery, fixtures and equipment (including window washing machinery) used in the management, operation, maintenance or repair of the Building and on window coverings provided by Landlord; the cost, reasonably amortized as determined by Landlord, according to generally accepted accounting principles, of all capital improvements made to the Building or capital assets acquired by Landlord that are designed or intended to be a labor-saving or energy-saving device, or to improve economy or efficiency in the management, operation, maintenance or repair of the Building, or to reduce any item of Operating Expenses, or that are reasonably necessary to comply with any conservation program or required by any law, ordinance, rule, regulation or order not in effect as of the Commencement Date, unless caused by Landlord’s deliberate or negligent violation of such law, rule or regulation; and such other usual costs and expenses which are paid by other landlords for the on-site operation, servicing, maintenance and repair of comparable office buildings in the San Francisco Bay Area. Notwithstanding anything contained in the Lease or the foregoing list of Operating Expenses, no expenses incurred for the following shall be included in Operating Expenses for any Expense Year: Property Taxes, depreciation on the Building (except as described above), costs of tenants’ improvements (including permit, license and inspection fees), real estate brokers’ commissions, advertising expenses, costs of any repairs incurred pursuant to the casualty or condemnation sections of this Lease, interest and penalties due to Landlord’s late payments, costs reimbursed by Tenants, insurers, warranties or others, interest, payments of loan principal and expenses related to a financing or refinancing of the Building, ground lease rents, the cost of any asbestos abatement or removal activities other than conducted in connection with the installation of capital improvements that are otherwise a permitted Operating Expense or other than in the course of ordinary maintenance and repair, capital items (except as described above), any and all costs incurred for Landlord’s construction work under Paragraph 36 of the Lease, the cost of services provided to tenants materially in excess of services customarily provided to Tenant, whether or not Landlord is entitled to reimbursement therefor, or Landlord’s legal costs and expenses in connection with any lease dispute, or litigation with any tenant.

Actual Operating Expenses for the Base Expense Year and each subsequent calendar year shall be adjusted, if necessary, to equal Landlord’s reasonable estimate of Operating Expenses for a full calendar year with the total area of the Building occupied during such full calendar year.

Landlord reserves the right to, in good faith, establish classifications for the equitable allocation of Operating Expenses that are incurred for the direct benefit of specific types of tenants or users in the Building (“Cost Pools”). Such Cost Pools may include, but shall not be limited to, office, ground floor retail, and lower level basement, tenants of the Building. Landlord’s determination of such allocations in a manner consistent with the terms and conditions of this section shall be final and binding on Tenant. Tenant acknowledges that the allocation of Operating Expenses among Cost Pools does not affect all Operating Expenses, and is limited to specific items that are incurred or provided to tenants of Cost Pools which Landlord determines, in good faith, it would be inequitable to share, in whole or in part, among tenants of other Cost Pools in the Building.

As used in this Lease, “Property Taxes” shall mean all taxes, assessments, excises, levies, fees and charges (and any tax, assessment, excise, levy, fee or charge levied wholly or partly in lieu of, or as a substitute for any other matter included hereunder as a Property Tax) of every kind and description, general or special, ordinary or extraordinary, foreseen or unforeseen, secured or unsecured, that are levied, assessed, charged, confirmed or imposed by any public or government authority on or against, or otherwise with respect to, the Building or any part thereof or any personal property used in connection with the Building. Property Taxes shall include any fee, charge, imposition or other assessment imposed by any governmental agency or authority (upon the Building (or upon the business of Landlord in leasing and operating the Building) as a consequence of or as reimbursement for any public or social services provided to the Building or the district in which the Building is located, such as public transit, housing, police, fire, refuse removal, air quality or other governmental services or programs. If the Building is not assessed on a fully completed basis for all or any part of the Base Tax Year, until it is so assessed, Property Taxes for the Base Tax Year shall be established by multiplying Landlord’s reasonable estimate of such assessed valuation by the applicable tax rates for the Base Tax Year. Property Taxes shall not include net income (measured by the income of Landlord from all sources or from sources other than solely rent), franchise, documentary transfer, inheritance or capital stock taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any Property Taxes. Property Taxes shall not include any tax, assessment, excise, levy, fee or charge paid by Tenant pursuant to Paragraph E hereof.

In addition to all rent and other charges to be paid by Tenant under the Lease, Tenant shall reimburse Landlord upon demand for all taxes, assessments, excises, levies, fees and charges including all payments related to the cost of providing facilities or services, whether or not now customary or within the contemplation of Landlord and Tenant, that are payable by Landlord and levied, assessed, charged, confirmed or imposed by any public or government authority upon, or measured by, or reasonably attributable to (i) the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements is vested in Tenant or Landlord, (ii) any rent payable under this Lease, including any gross income tax or excise tax levied by any public or government authority with respect to the receipt of any such rent, (iii) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or (iv) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. Such taxes, assessments, excises, levies, fees and charges shall not include net income (measured by the income of Landlord from all sources or from sources other than solely rent), franchise, documentary transfer, inheritance or capital stock taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any such taxes, assessments, excises, levies, fees and charges.

All taxes, assessments, excises, levies, fees and charges payable by Tenant under this Exhibit shall be deemed to be, and shall be paid as, additional rent.

2. Exclusions to the Operating Expenses

In addition to what is provided above, out of the purpose of clarifications, Operating Expenses will not include the following: (A) legal fees, brokerage commissions, advertising costs, or other related expenses incurred in connection with the leasing of the Building, both to Tenant and other tenants; (B) repairs, alterations, additions, improvements or replacements made to rectify or correct any defect in the design, materials or workmanship of the Building or common areas or to comply with any requirements of any governmental authority in effect as of the Commencement Date; (C) any improvements, alterations or expenditures of a capital nature, provided any capital expenditure which is otherwise a permitted Operating

Expense (i.e., those performed to comply with laws first enacted after the Commencement Date, or those performed to reduce Operating Expenses so long as the amortized portion (plus interest) included in Operating Expenses in any year does not exceed the resulting savings (“Permitted Capital Items”)) in excess of Ten Thousand Dollars ($10,000.00) per year shall be amortized over its useful life, together with interest at Landlord’s cost of funds; (D) depreciation or amortization of the Building; (E) damage and repairs attributable to fire or other casualty, or condemnation; (F) any damage and repairs covered, under any insurance policy carried by, or required to be carried by, Landlord in connection with the Building or the Common Areas; (G) any deductible under Landlord’s insurance policies in excess of One Hundred Thousand Dollars ($100,000.00); (H) damage and repairs necessitated by the negligence or willful misconduct of Landlord or Landlord’s employees, contractors or agents; (I) costs incurred in installing, operating and maintaining any specialty improvement not normally installed, operated and maintained in buildings comparable to the Building, including, without limitation, an observatory, luncheon club, or athletic or recreational facilities; (J) executive salaries above the grade of building manager; (K) salaries of service personnel to the extent that the service personnel perform services not solely in connection with the management, operation, repair or maintenance of the Building or common areas; (L) Landlord’s general overhead expenses not related to the Building; (M) payments of principal or interest on any mortgage or other encumbrance; (N) legal fees, accountants’ fees and other expenses incurred in connection with disputes with Tenant, tenants or other occupants or associated with the enforcement of any leases or defense of Landlord’s title to or interest in the Building or any part thereof; (O) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving, decorating, painting or altering space for other tenants or other occupants or vacant space in the Building; (P) costs incurred due to violation by Landlord or any other tenant in the Building of the terms and conditions of any lease; (Q) interest, penalties or other costs arising out of Landlord’s failure to make timely payment of its obligations; (R) the cost of any services provided to Tenant or other occupants of the Building for which Landlord is entitled to be reimbursed, and the cost of any service provided without charge to another tenant but which is not provided without charge to Tenant; (S) property management fees in excess of that being charged to Landlords of buildings comparable to and in the vicinity of the Building; (T) overhead and profit paid to subsidiaries or affiliates of Landlord for management or other services for the Property or Building or for supplies or other materials to the extent that the costs of the services, supplies or materials exceed the competitive costs of the services, supplies or materials if they were not provided by a subsidiary or an affiliate; (U) costs incurred to test, survey, cleanup, contain, abate, remove, or otherwise remedy hazardous materials or mold from the Property; (V) costs incurred in connection with any portion of the Building which is used for parking and for which parking fees are charged; (W) any material revision to any items included in the Base Year; (X) any items which were not included in the Operating Expenses in the Base Year, unless the Operating Expenses in the Base Year are “grossed up” for the items; (Y) any other expense which, under generally accepted accounting principles and practice, would not be considered a normal maintenance and operating expense; (Z) advertising and promotional expenditures; (AA) costs for sculptures, paintings and other objects of art located within the Building or on the property; (AB) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other Building systems under leases which, under generally accepted accounting principles, would be categorized as capital leases, except for (i) equipment not affixed to the Building that is used in connection with the operation, repair or maintenance of the Building; (ii) making repairs or keeping permanent systems in operation while repairs are being made, and (iii) Permitted Capital Items; (AC) costs incurred by the Landlord to correct any violations of any governmental laws, rules and regulations existing as of the Commencement Date, including, without limitation, (i) costs to remove Freon or other CFCs from the Building HVAC, (ii) costs to comply with the Americans With Disabilities Act (as in effect and as interpreted as of the date of this Lease), and (iii) costs of complying with existing environmental laws; (AD) reserves of any kind, including, but not limited to, replacement reserves, and reserves for bad debts or lost rent or any similar charge not involving the payment of money to third parties; (AE) the entertainment expenses and travel expenses of Landlord, its employees, agents, partners and affiliates; and (AF) charitable or political contributions.

EXHIBIT C

TENANT WORK LETTER

This Work Letter is attached to and forms a part of the Lease dated as of May 20th, 2010 (the “Lease”), by and between CWR Holdings LLC and Broad Street San Francisco LLC, with Broad Street San Francisco LLC as authorized agent (“Landlord”) and Trulia Inc., a Delaware corporation (“Tenant”), pertaining to certain premises including the entire portion of the 3rd and 4th floor as well as a portion of the 9th floor known as Suite 900, of the building located at 116 New Montgomery Street, San Francisco, California. Except where clearly inconsistent or inapplicable, the provisions of the Lease are incorporated into this Work Letter, and capitalized terms used without being defined in this Work Letter shall have the meanings given them in the Lease.

The purpose of this Work Letter is to set forth the respective responsibilities of Landlord and Tenant with respect to the design and construction of all alterations, additions and improvements which Tenant may deem necessary or appropriate to prepare the Premises for occupancy by Tenant under the Lease. Such alterations, additions and improvements to the Premises are referred to in this Work Letter as the “Tenant Improvements,” and the work of constructing the Tenant Improvements is referred to as the “Tenant Improvement Work.”

Landlord and Tenant agree as follows:

1. General.

1.1. Tenant is solely responsible for designing the Tenant Improvements and performing the Tenant Improvement Work (subject to Landlord’s rights of review, approval, coordination and administration as set forth in this Work Letter) subject to Landlord’s responsibility and liability to pay $819,415 of approved expenses associated with such Tenant Improvement Work. The parties expressly acknowledge that Tenant and Tenant’s Agents, as defined in Section 3.1 below, shall perform the Tenant Improvement Work under the reasonable direction, approval, coordination and administration of Landlord’s construction manager, Landlord’s construction manager shall also be invited to participate in all construction meetings. Additionally, it is expressly understood, that Landlord’s construction manager shall have the authority, to stop until corrected, all Tenant Improvement work if, it is reasonably believed on a commercial basis, that such work is not carried out in accordance with Landlord’s rules and regulations. Prior to such an order, Landlord shall contact Tenant in order to immediately set up a meeting between Tenant, Tenant’s contractor and Landlord’s construction manager in order to resolve the issue prior to mandating that construction activity cease. Landlord’s construction manager shall use commercially reasonable efforts in order to come to a compromise with Tenant and Tenant’s contractor regarding the issue(s) at question. In the event an immediate resolution or correction can not be agreed to and a stop work order is enacted, such shall not impose any liability on Landlord and shall not change the Rent Commencement Date.

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1.2. Landlord’s sole interest in reviewing and approving the Construction Drawings (as defined in Section 2.1 below) is to protect the Building and Landlord’s interests, and no such review or approval by Landlord shall be deemed to create any liability of any kind on the part of Landlord, or constitute a representation on the part of Landlord or any person consulted by Landlord in connection with such review and approval that the Space Plans or Final Working Drawings (each as defined in Sections 2.1 and 2.3 below, respectively) are correct or accurate, or are in compliance with any applicable Requirements.

1.3. Tenant shall be responsible for all costs of designing the Tenant Improvements and performing the Tenant Improvement Work to the extent such costs exceed the Construction Allowance.

2. Design and Approval of the Tenant Improvements.

2.1. Selection of Tenant’s Architect; Construction Drawings.

(a) Tenant shall retain an architect/space planner (“Tenant’s Architect”) to prepare the Construction Drawings. Tenant’s Architect shall be subject to the written approval of Landlord, which approval will not be unreasonably withheld or delayed. If Tenant Improvements involve work on the structural portions of the Building, or the Building Systems in the Premises, Tenant shall retain engineering consultants designated by Landlord (the “Engineers”) to prepare all plans and engineering working drawings relating to such work. The plans and drawings to be prepared by Tenant’s Architect and the Engineers hereunder shall be known, collectively, as the “Construction Drawings.”

(b) Landlord shall be responsible for Americans with Disabilities Act (ADA) and building code compliance in the path of travel requirements to the Premises as well as the Building common areas in all portions of the building except the 3rd and 4th floors. Tenant shall be responsible for ADA and building code compliance within the Premises. Tenant shall be responsible for designing, constructing, installing and maintaining the front doors to the Premises.

2.2. Space Plans. Prior to drafting any Construction Drawings, Tenant shall furnish Landlord with Tenant’s final space plans for the Premises (“Space Plans”). The Space Plans shall show locations of all proposed improvements, including partitions, cabinetry, equipment and fixtures, shall identify materials and finishes by location, and shall specify the location of any proposed structural floor penetrations, the location and extent of floor loading in excess of the Building capacity, if any, any special HVAC requirements, the location and description of any special plumbing requirements, and any special electrical requirements. Landlord shall approve or disapprove the Space Plans by written notice given to Tenant within three (3) business days after receipt of the Space Plans to reduce turn around time. Landlord shall not unreasonably withhold its approval of the Space Plans, provided that, without limiting the generality of the foregoing, Landlord shall be entitled to withhold its consent to the Space Plans if, in Landlord’s good faith judgment, any one or more of the following situations exist: (a) the proposed Tenant Improvements will adversely affect the exterior appearance of the Building; (b) the proposed Tenant Improvements may impair the structural strength of the Building, adversely affect the roof or any of the Building Systems or materially adversely affect

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the value of the Building; (c) the proposed Tenant Improvement Work would trigger the necessity under applicable Requirements or otherwise for work to be performed outside the Premises; or (d) the specifications for the proposed Tenant Improvements are not consistent with, or would detract from, the character or image of the Building. If Tenant’s proposed interior partitioning or other aspects of the Tenant Improvement Work will, in Landlord’s good faith judgment, require changes or alterations in any portion of the Building Systems outside of the Premises, and Landlord approves such changes or alterations, such changes or alterations shall be made at Tenant’s expense. If Landlord disapproves the Space Plans, Landlord shall return the Space Plans to Tenant with a statement of Landlord’s reasons for disapproval, or specifying any required corrections and/or revisions. Landlord shall approve or disapprove of any revisions to the Space Plans by written notice given to Tenant within two (2) business days after receipt of such revisions to reduce turn around time. This procedure shall be repeated until Landlord approves the Space Plans.

2.3. Final Working Drawings. Following Landlord’s approval of the Space Plans, Tenant shall cause Tenant’s Architect to prepare and submit for Landlord’s approval complete and detailed construction plans and specifications, including a fully coordinated set of architectural, structural, mechanical, fire protection, electrical and plumbing working drawings for the Tenant Improvement Work, in a form which is sufficiently complete to permit subcontractors to bid on the work, obtain all required Permits, as hereinafter defined and commence construction (the “Final Working Drawings”). The scope of the Tenant Improvements are minor in scope, therefore the MEP engineering shall be done Design Build. The architectural documents shall show the scope of work of the MEP for Landlord review and approval. Upon completion of construction the General Contractor shall submit to the Landlord As- Built MEP documentation for their record. Tenant shall furnish Landlord with three (3) copies signed by Tenant of such Final Working Drawings. Landlord shall approve or disapprove of the Final Working Drawings by giving written notice to Tenant within five (5) business days after receipt thereof. Landlord shall not unreasonably withhold or delay its approval of the Final Working Drawings, provided that, without limiting the generality of the foregoing, Landlord shall be entitled to withhold its consent to the Final Working Drawings for any of the reasons specified in clauses (a) through (d) of Section 2.2 above, or if in Landlord’s good faith judgment, the Final Working Drawings are inconsistent with, or do not conform to, the Space Plans. If Landlord disapproves the Final Working Drawings, Landlord shall return the Final Working Drawings to Tenant with a statement of Landlord’s reasons for disapproval and/or specifying any required corrections or revisions. Landlord shall approve or disapprove of any such revisions to the Final Working Drawings within three (3) business days after receipt of such revisions. This procedure shall be repeated until Landlord approves the Final Working Drawings (as so approved, the “Approved Working Drawings”). Notwithstanding any provision herein to the contrary, Tenant may file for Permits at the same time it submits its revisions of the Final Working Drawings for Landlord’s consent, provided it incorporates the changes required by Landlord in its initial review of the Final Working Drawings.

3. Construction of Tenant Improvements.

3.1. Contracts with Tenant’s Contractor and Subcontractors.

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(a) Tenant shall retain a licensed general contractor as the contractor for the construction of the Tenant Improvements (“Tenant’s Contractor”). Tenant’s Contractor must be experienced in the performance of work comparable to the work of the Tenant Improvements in buildings and projects comparable to the Building and the Building, respectively, and shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld or delayed. All subcontractors, laborers, materialmen and suppliers used by Tenant (such subcontractors, laborers, materialmen and suppliers, together with Tenant’s Contractor, are collectively referred to herein as “Tenant’s Agents”) must be approved in writing by Landlord, which shall approve or disapprove such Tenant’s Agents within two (2) business days of receipt of notice, which approval shall not be unreasonably withheld.; provided, however, that Landlord reserves the right to require that any work to be performed on the Building Systems (whether such systems are located within or outside the Premises) be performed by subcontractors specified by Landlord. For purposes of this section, the subcontractors listed on Exhibit F are acceptable to Landlord.

(b) Upon Tenant’s execution thereof, Tenant shall furnish Landlord with true and correct copies of all construction contracts between or among Tenant, Tenant’s Contractor relating to the Tenant Improvement Work, provided that Landlord’s review of such contracts shall not relieve Tenant from its obligations under this Work Letter nor shall such review be deemed to constitute Landlord’s representation that such contracts comply with the requirements of this Work Letter. All such contracts shall expressly provide that (i) the work to be performed thereunder shall be subject to the terms and conditions of this Work Letter and (ii) the Tenant Improvement Work (or in the case of a subcontractor, the portion thereof performed by such subcontractor) shall be warranted in writing to Tenant and Landlord to be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion of the Tenant Improvement Work. Tenant agrees to give to Landlord any assignment or other assurances which may be necessary to permit Landlord to directly enforce such warranties (such warranties shall include, without additional charge, the repair of any portion of the Building or Common Areas which may be damaged as a result of the removal or replacement of the defective Tenant Improvements). Tenant shall cause Tenant’s Agents to engage only labor that is harmonious and compatible with other labor working in the Building or working in similar buildings in similar locations within San Francisco Central Business District. In the event of any labor disturbance caused by persons employed by Tenant or Tenant’s Contractor, Tenant shall immediately take all actions necessary to eliminate such disturbance. If at any time any of Tenant’s Agents unreasonably interferes with any other occupant of the Building, or hinders or delays any other work of improvement in the Building, or performs any work which may or does impair the quality, integrity or performance of any portion of the Building, including any Building Systems, Tenant shall cause such subcontractor, laborer, materialman or supplier to leave the Building and remove all tools, equipment and materials immediately upon written notice delivered to Tenant, and, without limiting Tenant’s indemnity obligations set forth in Section 14 of the Lease, Tenant shall reimburse Landlord for all costs, expenses, losses or damages incurred or suffered by Landlord resulting from the acts or omissions of Tenant’s Agents in or about the Building.

(c) Landlord hereby agrees to take responsibility for and be liable, directly to Tenant’s Agents for the payment of an amount up to the Construction Allowance, hereinafter defined. Such will then serve as a limit upon liability for Tenant for such amount of

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the approved Tenant Improvements. Such responsibility and liability by Landlord is only for Landlord approved items as submitted by Tenant to Landlord together with invoices and unconditional lien releases.

3.2. Permits. Following approval of the Final Working Drawings, Tenant shall obtain all building permits and other permits, authorizations and approvals which may be required in connection with, or to satisfy all Requirements applicable to, the construction of the Tenant Improvements in accordance with the Approved Working Drawings (the “Permits”). Tenant shall provide Landlord with copies of any documents or applications filed by Tenant to obtain Permits concurrently with any such filing, but in no event shall Tenant file any such documents or applications until the Final Working Drawings have been approved. Tenant agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any Permits or the certificate of occupancy for the Premises, and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord will cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such Permit or certificate of occupancy. Any amendments or revisions to the Approved Working Drawings that may be necessary to obtain any such Permits, or which may be required by city officials or inspectors to comply with code rulings or interpretations, shall be prepared by Tenant’s Architect, at Tenant’s expense (provided that to the extent funds are available, such expense may be reimbursed from the Construction Allowance), and submitted to Landlord for Landlord’s review and approval as a Change Order under Section 5 below. If Landlord disapproves of such amendments or revisions, Landlord shall return the same to Tenant with a statement of Landlord’s reasons for disapproval, or specifying any required corrections. This procedure shall be repeated until Landlord approves the amendments or revisions and all Permits have been obtained for the Approved Working Drawings, as so amended.

3.3. Commencement of Work. At least seven (7) days prior to the commencement of construction of the Tenant Improvements, or the delivery of any construction materials for the Tenant Improvement Work to the Building, whichever is earlier, Tenant shall submit to Landlord a notice specifying the date Tenant will commence construction of the Tenant Improvements, the estimated date of completion of the Tenant Improvements and the construction schedule provided by Tenant’s Contractor. In addition, prior to the commencement of construction of the Tenant Improvements, or the delivery of any construction materials for the Tenant Improvement Work to the Building, whichever is earlier, Tenant shall submit to Landlord the following: (a) all Permits required to commence construction of the Tenant Improvements; (b) a copy of the executed construction contract with Tenant’s Contractor, in the form previously approved by Landlord, together with a detailed breakdown, by trade, of the final costs to be incurred, or which have theretofore been incurred, in connection with the design and construction of the Tenant Improvements, which costs of construction form a basis for the amount of the construction contract; and (c) true and correct copies of all policies of insurance, or original certificates thereof executed by an authorized agent of the insurer or insurers, together with any endorsements referred to in Section 3.5 below, confirming to Landlord’s reasonable satisfaction compliance with the insurance requirements of this Work Letter.

3.4. Performance of Work. All work performed by Tenant’s Contractor shall strictly conform to the Approved Working Drawings, shall comply with all applicable Requirements (including building codes) and all applicable standards of the American Insurance

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Association and the National Electrical Code and all building material manufacturer’s specifications, shall comply with the Construction Rules attached hereto and all other rules and regulations from time to time adopted by Landlord to govern construction in or about the Building and shall be performed in a good and professional manner and so as not to unreasonably interfere with the occupancy of any other tenant of the Building, the performance of any other work within the Building, or with Landlord’s maintenance or operation of the Building. At all times during construction of the Tenant Improvements, Landlord and Landlord’s employees and agents shall have the right to enter the Premises to inspect the Tenant Improvement Work, and to require the correction of any faulty work or any material deviation from the Approved Working Drawings. Tenant shall not close-up any Tenant Improvement Work affecting the Building Systems in the Premises until the same have been inspected and approved by Landlord’s agents within three (3) business days of receipt of notice. No inspection or approval by Landlord of any such work shall constitute an endorsement thereof or any representation as to the adequacy thereof for any purpose or the conformance thereof with any applicable Requirements, and Tenant shall be fully responsible and liable therefor. In addition to the Construction Administration Costs under Section 4.3 below, Tenant shall reimburse Landlord for the cost of any repairs, corrections or restoration which must be made, in Landlord’s good faith judgment, to the Premises or any other portion of the Building, if caused by Tenant’s Contractor or any other of Tenant’s Agents in connection with construction of Tenant Improvements.

3.5. Insurance. At all times during the construction of the Tenant Improvements , in addition to the insurance required to be maintained by Tenant under the Lease, Tenant shall require all of Tenant’s Agents to maintain (a) commercial general liability insurance with limits of not less than Two Million Dollars ($2,000,000.00) combined single limit for bodily injury and property damage, including personal injury and death, and contractor’s protective liability, and products and completed operations coverage in an amount not less than Five Million Dollars ($5,000,000.00) in the aggregate; (b) comprehensive commercial automobile liability insurance with a policy limit of not less than One Million Dollars ($1,000,000.00) each accident for bodily injury and property damage, providing coverage at least as broad as the Insurance Services Office (ISO) Business Auto Coverage form covering Automobile Liability, code 1 “any auto,” and insuring against all loss in connection with the ownership, maintenance and operation of automotive equipment that is owned, hired or non-owned; (c) worker’s compensation with statutory limits and employer’s liability insurance with limits of not less than One Million Dollars ($1,000,000.00) per occurrence; and (d) “Builder’s All Risk” insurance in an amount approved by Landlord covering the Tenant Improvements, including such extended coverage endorsements as may be reasonably required by Landlord. All insurance required by this Article 10 shall be issued by solvent companies qualified to do business in the State of California, and with a Best & Company rating of A:VIII or better. All such insurance policies (except workers’ compensation insurance) shall (i) provide that Landlord, Landlord’s managing agent, any Encumbrancer, and any other person requested by Landlord is designated as an additional insured with respect to liability arising out of work performed by or for Tenant’s general contractor but not limited to as to coverage afforded under such policy pursuant to an endorsement providing coverage at least as broad as ISO form CG 20 37 10 01 or its equivalent, (ii) specify that such insurance is primary and that any insurance or self-insurance maintained by Landlord shall not contribute with it, and (iii) provide that the insurer agrees not to cancel the policy without at least thirty (30) days’ prior written notice to all additional insureds

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(except in the event of a cancellation as a result of nonpayment, in which event the insurer shall give all additional insureds at least ten (10) days’ prior notice). Tenant’s general contractor shall notify Landlord within ten (10) days after any material modification of any policy of insurance required under this Article. Landlord may inspect the original policies of such insurance coverage at any time. Upon Landlord’s request, Tenant shall deliver complete certified copies of such policies. Tenant’s general contractor shall furnish Landlord evidence of insurance for its subcontractors as may be reasonably required by Landlord. Tenant acknowledges and agrees that Landlord may require other types of insurance coverage and/or increase the insurance limits set forth above if Landlord determines such increase is required to protect adequately the parties named as insureds or additional insureds under such insurance. Tenant’s compliance with the provisions of this Section shall in no way limit Tenant’s liability under any of the other provisions of the Lease.

3.6. Liens; Releases of Lien. Tenant shall keep the Premises and the Building free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to remove any such lien within five (5) days after notice to do so from Landlord, Landlord may, in addition to any other remedies, record a bond pursuant to California Civil Code Section 3143 and all costs and obligations incurred by Landlord in so doing shall immediately become due and payable by Tenant to Landlord as Additional Rent under the Lease. However, as noted previously, Landlord shall be responsible for the direct payment of an amount up to the Construction Allowance for Landlord approved expenses which are accompanies by invoices and an unconditional line release. In the event timely payment is not made on such invoices, the liability shall fall entirely on the Landlord and Landlord shall be responsible for the handling of any liens. Landlord shall have the right to post and keep posted on the Premises any notices that may be required or permitted by applicable Requirements, or which Landlord may deem to be proper, for the protection of Landlord and the Building from such liens. Promptly following completion of construction by a contractor or subcontractor, Tenant shall provide Landlord a copy of a final unconditional lien release from Tenant’s Contractor and each of Tenant’s Agents who performed work or supplied materials for the Tenant Improvements. Upon completion of construction, Tenant shall promptly record a notice of completion in accordance with California Civil Code Section 3093 and provide a copy thereof to Landlord.

4. Responsibility for Design and Construction Costs.

4.1. Construction Allowance. Landlord will reimburse Tenant for the costs of designing the Tenant Improvements and performing the Tenant Improvement Work, as depicted on the Approved Working Drawings, to the extent of the lesser of (a) Eight Hundred Nineteen Thousand Four Hundred Fifteen Dollars ($819,415) (the “Construction Allowance”). Tenant shall pay all costs in excess of the Construction Allowance for the design and construction of the Tenant Improvements. The Construction Allowance may be applied only to the payment or reimbursement of: (i) architects’ fees, engineering services, costs of preparing the Space Plans and Final Working Drawings, the cost of obtaining Permits and other similar approvals and the costs and expenses incurred by Landlord in connection with coordinating and supervising the Tenant Improvement Work, including, without limitation, the Construction Administration Costs; and (ii) documented costs of labor and materials incorporated into the Tenant Improvements (excluding all costs of data and telephone cabling, and all costs of furnishings,

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and other personal property, including equipment, switches, servers, routers and similar data and telecommunications equipment above $5.00 per square foot ($158,740) which Landlord hereby agrees to pay for out of the overall Tenant Allowance. Items such as permanent fixtures to the space including items such as bathroom vanities, ceiling fans, etc are allowable under the TI Allowance up to an additional $3.00 per square foot ($95,224) on top of the allowable $5.00 noted above which Landlord hereby agrees to pay for out of the overall Tenant Allowance. Additionally, items such as signage and all related costs above the authorized amount herein allowable shall be excluded from the Tenant Improvements Allowance.). Tenant has explicit authorization, at its discretion to use any and all portions of the Construction Allowance on any portion of the Premises.

4.2. Disbursement of Construction Allowance. Provided that (a) the Lease is then in full force and effect, and (b) Tenant is not then in default of any of its obligations under the Lease, including, without limitation, Tenant’s obligations under this Work Letter to perform Tenant Improvement Work in accordance with the Approved Working Drawings and all applicable Requirements, Landlord shall pay the Construction Allowance, in monthly progress payments, if necessary, equal to no more than 25% of the Construction Allowance up to 75% of the total Construction Allowance, directly to Tenant’s Agents, less any amounts deducted there from pursuant to Section 4.3 below, within thirty (30) days after satisfactory completion of the progress payment work and submission by Tenant to Landlord of the invoices and unconditional lien releases associated with the progress payment work. Landlord will make final payment of the amount due and payable up to the full amount of the Construction Allowance once Tenant has delivered and/or caused to be provided to Landlord (i) Architect to provide “Record Documents”, and the General Contractor to provide “as-built” drawings in CAD format showing the Tenant Improvements (updated by Tenant’s Architect as necessary to reflect all changes made to the Approved Working Drawings during the course of construction), (ii) a written statement from Tenant’s Architect that the work described on any such invoices has been completed in accordance with the Approved Working Drawings, (iii) properly executed mechanics’ lien releases in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4) from all of Tenant’s Agents; and (iv) copies of all Permits, licenses, certificates and other governmental authorizations and approvals necessary in connection with, and indicating final approval of, the Tenant Improvement Work, and which may be necessary for the operation of Tenant’s business within the Premises. Tenant shall submit the documents described in clauses (i) through (iv) above to Landlord within forty five (45) days following the date Tenant commences business operations in the Premises.

4.3. Construction Administration Costs. Tenant shall pay to Landlord (a) a construction management fee for the services of Landlord’s construction manager, in the amount of Fifteen Thousand Dollars ($15,000.00) to compensate Landlord for directing, approving, coordinating and administering the Tenant Improvement Work, the “Construction Administration Costs”). Landlord shall be entitled to charge the amount of the Construction Administration Costs against the Construction Allowance required to be contributed by Landlord hereunder, or if funds are not available from the Construction Allowance for such purposes, Tenant will pay such amounts within thirty (30) days following delivery of Landlord’s invoice. However, if Tenant chooses to use RN Field as its General Contractor for the Tenant Improvement work, such amount shall be waived in its entirety.

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5. Change Orders. Landlord will not unreasonably withhold its approval of (a) any request by Tenant, or by Tenant’s Contractor with Tenant’s approval, to amend or change the Approved Working Drawings, or (b) any change or amendment to the Approved Working Drawings that may be necessary to obtain any Permits, or which may be required by city officials or inspectors to comply with code rulings or interpretations (any of the foregoing, a “Change Order”), provided such Change Order does not diminish the quality of construction of the Tenant Improvements. Without limiting the generality of the foregoing, however, Tenant acknowledges that it shall not be unreasonable for Landlord to withhold consent to any Change Order if any of the circumstances listed in clauses (a) through (d) of Section 2.2 of this Work Letter applies. No material changes or modifications to the Approved Working Drawings shall be made unless by written Change Order signed by Landlord and Tenant. Tenant shall pay all costs attributable to Change Orders, including costs incurred by Landlord in reviewing proposed Change Orders (provided that to the extent funds are available, such costs may be paid or reimbursed from the Construction Allowance).

6. Ownership of Tenant Improvements. The Tenant Improvements shall be deemed, effective upon installation, to be a part of the Premises and the Building and shall be deemed to be the property of Landlord (subject to Tenant’s right to use the same during the Term of the Lease), and shall be surrendered at the expiration or earlier termination of the Term.

7. Landlord acknowledges that except for those items of the Initial Work that are unusual for an office build-out, which Landlord shall advise Tenant at the time it approves Tenant’s Final Working Drawings, the remainder of the Initial Work will not need to be removed by Tenant upon expiration of the Term or termination of this Lease. Except with respect to such Initial Work, Landlord requires, prior to the expiration of the Term or termination of this Lease, shall, at Tenant’s sole cost and expense, (a) remove any or all of the Tenant Improvements, (b) restore the Premises (including the storefront, if the storefront shall have been affected by such Tenant Improvements) to the condition existing prior to the installation of such Tenant Improvements, and (c) repair all damage to the Premises or Building caused by the removal of such Tenant Improvements. The removal, repair and restoration described above shall, at Landlord’s sole election, be performed either by Tenant or by Landlord. If such work is performed by Tenant; Tenant shall use a contractor reasonably approved by Landlord for such removal and repair. If such work shall be performed by Landlord, Tenant shall pay to Landlord, within twenty (20) days following Landlord’s demand, the reasonable cost and expense of such work. Tenant shall not take a position with the United States Internal Revenue Service that is inconsistent with Landlord’s depreciation of the Tenant Improvements.

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EXHIBIT D

PRELIMINARY SPACE PLAN

Schedule 1 to Exhibit C

EXHIBIT E

LANDLORD’S CONSTRUCTION MANAGEMENT SERVICES

Description of Construction Management Services. Construction management shall consist of coordinating, overseeing and expediting the completion of tenant improvements and shall include, but not limited to, the following:

Design Phase

•	Space Planning - coordination between leasing and management for establishing work letter, building system capabilities, system descriptions

•	Construction document process and tenant acceptance of plans

Bid Phase

•	Approve contractors to bid

•	Attend preconstruction meeting. review project scope building rules and regulations, project requirements

•	Review bids

Construction Phase

•	Monitor demolition to assure it is in accordance with building rules

•	Attend construction progress meetings

•	Resolve field conflicts

•	Review change orders

•	Monitor construction work, provide pictures to architects twice weekly

•	Interface with tenant as required

•	Review payment applications and supporting paperwork including lien waivers

•	Understand punchlist

•	Contract close-out

•	Coordinate with tenant on telephone/data, furniture and move in

EXHIBIT F

116 New Montgomery Building

RULES AND REGULATIONS

COMMON AREAS

The sidewalks, halls, passages, exits, entrances, elevators and stairways of the Building shall not be obstructed by Tenant or used for any purpose other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, elevators and stairways are not for the general public and Landlord shall in all cases have the right to control and prevent access thereto of all persons (including, without limitation, messengers or delivery personnel not wearing uniforms) whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation or interests of the Building and its tenants. Neither Tenant nor any agent, employee, contractor, invitee or licensee of Tenant shall go upon the roof of the Building except on the roof deck adjacent to the 9th floor Premises. Landlord shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement or location of entrances or passageways, doors or doorways, corridors, elevators, stairs, toilets and common areas of the Building, so long as Tenant continues to have use of and reasonable access to the Premises for the permitted use.

SIGNS

Except as to Tenant’s sign and/or flag, no sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted, affixed or otherwise displayed by Tenant on any part of the Building or the Premises without the prior written consent of Landlord, not to be unreasonably withheld or delayed. Landlord will adopt and furnish to tenants general guidelines relating to signs inside the Building. Tenant agrees to conform to such guidelines. All approved signs or lettering shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord. With the exception of Tenant’s sign and/or flag, aterial visible from outside the Building will not be permitted.

PROHIBITED USES

The Premises shall not be used for the storage of merchandise held for sale or for lodging to the general public. The storage or parking of bicycles shall not be permitted anywhere in or outside the Building without Landlord’s consent. Landlord hereby consents to employees of Tenant bringing bicycles through the Building Lobby, into the freight elevator (or passenger elevator if freight is out of service) and into Tenant’s Premises. Landlord shall have the sole right to designate storage or parking area, if applicable, and Landlord is providing without charge space for storage or parking of bicycles. Unless caused by Landlord’s gross negligence or wrongful misconduct, Landlord shall not be held responsible or liable for any damage, or theft, or loss thereof for the storage/parking of bicycles. No commercial cooking shall be done or permitted on the Premises except that private use by Tenant of microwave ovens, toasters, and/or Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages will be permitted, and reasonable cooking by Tenant of on-site personal meals, provided that such use is in accordance with all applicable federal, state and municipal laws, codes, ordinances, rules and regulations. Tenant shall not use space heaters in the Premises at any time.

JANITORIAL SERVICE

Tenant shall not employ any person other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord, no persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the Premises.

KEYS

Landlord shall furnish Tenant without charge twenty (20) keys to the suite entry door, for each suite on the 3rd, 4th, and 9th floors. Landlord may make a reasonable charge for any additional keys. Upon Landlord’s request a security deposit for keys may be applicable. Tenant shall not have any such keys copied or any keys made. Tenant shall not alter any lock or install a new or additional lock or any bolt on any door of the Premises. Tenant, upon the termination of this Lease, shall deliver to Landlord all keys to doors in the Building.

MOVING PROCEDURES

Landlord shall designate appropriate entrances for deliveries or other movement to or from the Premises of equipment, materials, supplies, furniture or other property, and Tenant shall not use any other entrances for such purposes. All moves shall be scheduled in advance with a minimum of three (3) business days notice to Landlord or Landlord’s representative(s) prior to any moves and carried out during non-business hours of the Building. In addition, Landlord shall require a certificate of insurance from the moving company one (1) business day prior to any moves. Tenant shall be responsible for all move charges including but not limited to use of Landlord’s security services. All persons employed and means or methods used to move equipment, materials, supplies, furniture or other property in or out of the Building must be approved by Landlord prior to any such movement. Landlord shall have the right to prescribe the maximum weight, size and position of all equipment, materials, furniture or other property brought into the Building, individually weighing in excess of two hundred pounds (200 lbs). Heavy objects shall, if considered necessary by Landlord, stand on a platform of such thickness as is necessary properly to distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done to the Building by moving or maintaining such property shall be repaired at the expense of Tenant.

NO NUISANCES

Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities thereof reasonably necessary for the operation or maintenance of office equipment. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord. Tenant shall not use or keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other tenants or those having business in the Building, nor shall any animals or kept in the Premises or the Building unreasonably.

CHANGE OF ADDRESS

Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name or street address of the Building.

BUSINESS HOURS

Landlord establishes the hours of 7:00 a.m. to 6:00 p.m., Monday through Friday, except generally recognized holidays (“business days”), as reasonable and usual business hours for the purposes of this Lease. Janitorial services are provided between the hours of 6:00 p.m. and midnight on business days.

ACCESS TO BUILDING

Landlord reserves the right to exclude from the Building during the evening, night and early morning hours beginning at 6:00 p.m. and ending at 7:00 a.m. Monday through Friday, and at all hours on Saturdays, Sundays, union holidays and legal holidays, all persons who do not present identification acceptable to Landlord. Tenant shall provide Landlord with a list of all persons authorized by Tenant to enter the Premises and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate, including closing doors.

BUILDING DIRECTORY

The directory of the Building will be provided for the display of the name and location of Tenant. Landlord reserves the right to restrict the amount of directory space utilized by Tenant. Landlord may make a reasonable charge for the replacement of directory slots/panels requested by Tenant.

WINDOW COVERINGS

No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any window of the Building without the prior written consent of Landlord. In any event, with the prior written consent of Landlord, such items shall be installed on the office side of Landlord’s standard window covering and shall in no way be visible from the exterior of the Building. Tenant shall keep window coverings closed when the effect of sunlight (or the lack thereof) would impose unnecessary loads on the Building’s air conditioning systems.

FOOD AND BEVERAGES

Tenant shall be entitled to obtain for use in the Premises ice, drinking water, food, beverage, towel or other similar services, including but not limited to refrigerators and vending machines, at reasonable hours and under such reasonable regulations as may be established by Landlord.

PROCEDURES WHEN LEAVING

Tenant shall ensure that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant and its employees leave the Premises so as to prevent waste or damage. For any default or carelessness in this regard, Tenant shall be liable and pay for all damage and injuries sustained by Landlord or other tenants or occupants of the Building. On multiple-tenancy floors, Tenant shall keep the doors to the Building corridors closed at all times except for ingress and egress.

BATHROOMS

The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be paid by Tenant if caused by Tenant or its agents, employees, contractors, invitees or licensees.

NO ANTENNA

Tenant shall not install any radio or television antenna, loudspeaker, or other device on the roof or exterior walls of the Building without Landlord’s reasonable consent. Tenant may install cell phone “booster” equipment with Landlord’s reasonable consent to location of equipment in, on or about the Building and/or Premises. No television or radio or recorder shall be played in such a manner as to cause a nuisance to any other tenant.

BICYCLES, VEHICLES

There shall not be used in any space, or in the public halls of the Building, either by Tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord approves. No other vehicles of any kind, except as hereinafter provided, shall be brought by Tenant into the Building or kept in or about the Premises. Bicycles are permitted in the Building only in the areas designated by Landlord and only in accordance with rules and regulations adopted by Landlord for bicycles and bicycle owners. Landlord hereby expressly allows Tenant’s employees to store their bicycles in the approved storage areas in the basement as well as to bring bicycles up to the Premises through the designed freight elevator.

TRASH REMOVAL

Tenant shall store all its trash and garbage within the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of office building trash and garbage in the city or county in which the Building is located without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate. Tenant shall crush and flatten all boxes, cartons and containers. Tenant shall pay extra charges for any unusual trash disposal. As is reasonably feasible and advantageous to both the Landlord and all tenants of the Building, Landlord shall run the building in a “green” manner, and shall provide without cost all materials and pick-up necessary for compost and recycling.

NO SOLICITING

Canvassing, soliciting, distribution of handbills or any other written material and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.

NO SMOKING

In accordance with Section 1, Part II, Chapter V of the San Francisco Municipal Code (Health Code), Article 19E, Section 1009.5 (a), there shall be NO SMOKING in the Building.

HAZARDOUS MATERIALS DISCLOSURE

California law requires landlords to disclose to tenants the existence of certain hazardous substances. Accordingly, the existence of gasoline and other automotive fluids, maintenance fluids, copying fluids and other office supplies and equipment, certain construction and finish materials, tobacco smoke, cosmetics and other personal items, and asbestos containing materials (“ACM”) must be disclosed. Gasoline and other automotive fluids may be found in the garage or parking areas of the Building, if any. Cleaning, lubricating and hydraulic fluids used in the operation and maintenance of the Building are found in the utility areas of the Building not generally accessible to Building occupants or the public. Many Building occupants use copy machines and printers with associated fluids and toners, and pens, markers, inks, and office equipment that may contain hazardous substances. Certain adhesives, paints and other construction materials and finishes used in portions of the Building may contain hazardous substances. Although smoking is prohibited in the public areas of the Building, these areas may, from time to time, be exposed to tobacco smoke. Building occupants and other persons entering the Building from time-to-time may use or carry prescription and non-prescription drugs, perfumes, cosmetics and other toiletries, and foods and beverages, some of which may contain hazardous substances. Further, certain portions of the Building contain ACM in the form of fireproofing on structural elements, heat insulation sealed within fire doors, and small areas of resilient floor tile, but these areas are generally inaccessible to Building occupants and visitors, such as machinery and utility rooms, the inside of sealed walls and above suspended ceilings. Landlord has made no special investigation of the Premises with respect to any hazardous substances. Landlord agrees to abate or encapsulate all ACM when discovered per the terms of this Lease.

SERVICES

The requirements of Tenant will be attended to only upon application in writing at the office of the Building. Personnel of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

WAIVER

Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building. Landlord shall not enforce the rules and regulations in a discriminatory manner.

SUPPLEMENTAL TO LEASE

These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the covenants of this Lease.

EXHIBIT G

CONSTRUCTION RULES

Pursuant to the Work Letter (“Exhibit c”) as attached the following construction rules and regulations apply:

1. General Contractor will file drawings and secure all permits prior to any construction or demolition. Copies of all pertinent Building Department documents are to be filed with Landlord’s project manager, Steven Firtel (“Landlord’s Project Manager”) at Brallis LLC, (“Landlord’s Agent”), 101 S. La Brea Ave., Los Angeles, CA 90036

2. All Contractors and Sub-Contractors shall submit to Landlord’s Project Manager, prior to any construction or demolition, a Certificate of Insurance, per building insurance requirements, naming the Building, the Landlord and its Agent as Additional Insureds and a hold harmless clause indemnifying the Building, the Landlord and its Agent, as specified in the attached requirements.

3. All work shall comply with the rules and regulations of the Building; and of the city, state and federal governmental agencies having jurisdiction. Any and all work scheduled to be performed on the Premises must be approved by the Landlord’s Project Manager prior to commencement.

4. Prior to the commencement of work, the General Contractor shall submit to Landlord’s Project Manager a schedule outlining the staging of trades and the delivery of materials. The General Contractor will also submit a list and contact information for all Sub-Contractors that will be working in the Building.

5. Upon completion of construction, two (2) sets of as-built prints, one (1) set of as-built sepias, and if available, one CAD file are to be forwarded to the Landlord’s Project Manager.

6. All construction employees must sign in at the main lobby desk of the Building prior to daily shifts. All construction employees must wear the identification badges at all times of work. Contractors not complying with Building policy and procedures will not work in the Building.

7. Smoking in the building is prohibited at all times. Construction workers found smoking on the Premises and in the Building shall be removed from the job.

8. All work shall be performed during regular Building hours, (7:00 a.m. to 6:00 p.m., Monday through Friday), except as listed below, with all Building Services being maintained during construction. Landlord has also approved work on Saturday. However, Tenant must give sufficient advance notice of intent to work on Saturdays so that the security guard and, in the case of work on life safety systems, the Building Engineer, can be present. The additional cost of their services will be borne by Tenant. The Contractor shall notify the Property Manager at least 48 hours in advance of any interruption of Building Services.

The following work shall be done on an overtime basis: core and roto-hammer drilling, use of powder activated guns, placing of carpet tack-strip, spray painting, lacquering, and life safety device testing. Any work that unreasonably disrupts the conduct of business by existing tenants shall be immediately discontinued on notification to the Contractor, and rescheduled after regular business hours. Any other work required outside of regular Building hours must be requested in advance, approved and authorized through the Building Management Office at (510) 337-7999.

9. Hot work, including but not limited to, welding, cutting, brazing, grinding, soldering, and torch-applied roofing, or any work producing sparks or involving the use of open flames, requires a daily Hot Work Permit issued by Landlord’s Project Manager. No hot work shall be permitted if other work renders the sprinkler system inoperative.

10. No powder activated guns are to be used without prior notification to and permission from the Landlord’s Project Manager.

11. The General Contractor shall conduct all required safety meetings with all construction workers and sub-contractors, in coordination with the Building Safety Director, and submit documentation to Building Management.

12. Building Management and Chief Engineer shall be notified 48 hours prior to any inspections.

13. The contractor shall notify the Landlord’s Project Manager at least 48 hours in advance of completion of construction. A walk-through and punchlist shall be made of each job, the associated costs of which shall be borne by the Contractor.

14. All sprinkler or life safety system shut-downs require 48 hour advance notice to Building Management and the Chief Engineer.

15. General Contractor will sign for all keys issued to subcontractors and be responsible for their return to the Chief Engineer.

16. Contractors shall not pour any foreign matter down restroom, kitchen, or janitor sinks or floor drains, or in the Building’s disposal area or in trash containers.

17. Construction workers shall not prop open, tape or detach door closer arms on required fire doors or base building facilities. Doors to equipment and electrical rooms shall not be left open when the Contractor is not present.

18. At the start of construction, the General Contractor shall provide walk-off mats at the entrance to construction areas as well as the elevator lobby. Mats are to be cleaned nightly.

19. All construction personnel, tools and materials are restricted to the freight (middle) elevator, which requires a security guard at all times. Delivery of tools and materials outside of Building hours must be coordinated through Building Management and any additional guard service expense will be at the contractor’s expense. A minimum four hour charge is applied for this additional service. Construction materials and workers will be restricted to the use of that elevator. The General Contractor will be responsible for providing additional protection to the freight elevator cab, and reimbursing Landlord for all services requiring an additional elevator technician or mechanic for elevator roof lifts, repairs and cleaning caused by construction activities.

20. No ceiling cover or the ceiling grid system in freight elevator shall be opened or removed without approval from Building Management and the Chief Engineer. 48 hours minimum notice is required. Cost of scheduling additional elevator mechanic or technician shall be borne by the responsible party.

21. Contractor shall maintain cleanliness throughout the workspace and common areas. Restroom use by construction personnel shall be limited to the floor where work is being performed. Contractor will not clutter or block hallways, exits, elevator lobby or electrical closets. Demolition or construction debris shall not be allowed to accumulate. Construction personnel shall conduct themselves courteously and professionally to the occupants and staff of this Building.

22. All material deliveries or debris removal shall be coordinated through Building Management and be performed as expeditiously as possible. 24 hours notice is required. Deliveries of construction packing materials or debris shall be removed daily. The Building disposal area and trash containers shall not be used for the disposal of construction debris.

23. Construction personnel are responsible to be equipped with all necessary tools and materials for the project. Building policy will not permit the loan of any Building tools or equipment for use on this construction project.

24. Construction materials stocked on floors shall be placed to accommodate the material load limits of the Building design. Due to the age of the Building, any garbage disposal installations need to be approved through the Chief Engineer in advance.

25. A street permit is required for a debris box and California Street is recommended to accommodate a debris box. Delivery of a debris box should be coordinated through Building Management.

26. Smoke detectors shall be neutralized during construction, as required to prevent false alarms. General Contractor will coordinate through the Chief Engineer in prior to construction. 48 hours advance notice required.

27. The Contractor shall contact Building Management at the start of construction for instructions on the building keying and hardware. All permanent keying shall conform to the Building Master Key system (see Chief Engineer). 48 hours advance notice is required. No walk-ins.

28. All heating, ventilation and air conditioning controls are to be Building Standard, unless noted otherwise on the approved plans and specifications. All fluorescent light fixtures, door frames, hardware and life safety equipment to conform with Building Standard, unless otherwise noted on the approved plans and specifications.

29. All electrical panels labeling to be performed in accordance with acceptable industry method. Contractor shall furnish a typed electrical panel schedule in advance to the Chief Engineer.

30. Any horizontal runs of cable in the ceiling must either be plenum rated or contained in a conduit, and properly supported. Contractor shall coordinate running communication, computer lines and equipment through Building Management and its riser management contractor. 48 hours advance notice required.

CONTRACTOR INSURANCE REQUIREMENTS

116 NEW MONTGOMERY STREET SAN FRANCISCO, CALIFORNIA

Contractors shall procure and maintain for the duration of the contract, insurance against claims for injury to persons or damage to property which may arise from, or in connection with, the performance of the work by the Contractor, Contractor’s agents, Representatives, Employees, and Subcontractors.

Minimum Scope of Insurance

Coverage shall be at least as broad as:

1. Insurance Services Office (“ISO”) Commercial General Liability coverage (occurrence form CG 0001).

2. ISO form number CA 0001 (Ed. 6/92) covering Automobile Liability, code 1 (any auto).

3. Workers’ Compensation insurance as required by the state in which the work is performed and Employer’s Liability Insurance.

Minimum Limits of Insurance

Contractor shall maintain limits no less than:

1. General Liability: $2,000,000 per occurrence for bodily injury and property damage. If Commercial General Liability insurance, or other form with a general aggregate limit is used, either the general aggregate limit shall apply separately to this project/location, or the general aggregate limit shall be twice the required occurrence limit.

2. Automobile Liability: $2,000,000 per accident for bodily injury and property damage.

3. Employer’s Liability: $500,000 per accident for bodily injury or disease.

Deductible and Self-Insurance Retentions

Any deductible or self-retention must be declared to and approved by the Landlord’s Agent or Landlord. At the option of the Landlord’s Agent or Landlord, either: the insurer shall reduce or eliminate such deductible or self-insured retention as respects the Landlord and Landlord’s Agent; or the Contractor shall procure a bond guaranteeing payment of losses and related investigations, claim administration and defense expenses.

Acceptability of Insurers

Insurance is to be placed with insurers with a current A.M. Best’s rating of no less than A:VII.

Other Insurance Provisions

The general liability and automobile liability policies are to contain, or be endorsed to contain the following provisions:

1. The Landlord and Landlord’s Agent and their officers, officials, employees, agents, and volunteers are covered as additional insureds as respects: liability arising out of activities performed by or on behalf of the Contractor; products and completed operations of the Contractor; premises owned, occupied or used by the Contractor; or automobiles owned, leased, hired or borrowed by the Contractor. The coverage shall contain no special limitations on the scope of protection afforded to the Landlord and the Landlord’s Agent.

2. For any claims related to the project, the Contractor’s insurance coverage shall be primary insurance as respects to the Landlord and Landlord’s Agent. Any insurance or self-insurance maintained by the Landlord and Landlord’s Agent shall be excess of the Contractor’s insurance and shall not contribute with it.

3. Any failure to comply with reporting or other provisions of the policies including breaches of warranties shall not affect coverage provided to the Landlord and Landlord’s Agent.

4. The Contractor’s insurance shall apply separately to each insured against whom claim is made or suit is brought, except with respect to the limits of the insurer’s liability.

5. Each insurance policy required shall be endorsed to state that coverage shall not be suspended, voided, canceled, reduced in coverage or in limits except after thirty (30) days’ prior written notice by certified mail, return receipt requested, has been given to the Landlord’s Agent.

Verification of Coverage

Contractor shall furnish Landlord’s Agent with a Certificate of Insurance together with an additional insured endorsement effecting the coverage required. All Certificates of Insurance and endorsements are to be received and approved by the Landlord’s Agent before work commences. As an alternative, the Contractor’s insurer may provide complete, certified copies of all required insurance policies, including endorsements effecting the coverage required by these specifications.

Subcontractors

Contractors shall include all Subcontractors as insured under its policies or shall furnish separate Certificates of Insurance and endorsements for each Subcontractor. All coverage for subcontractors shall be subject to all the requirements stated herein.

EXHIBIT h

116 New Montgomery Street Building

COMMENCEMENT OF TERM CERTIFICATE

This Acknowledgement is made as of January 12, 2011 with reference to that certain lease (hereinafter referred to as the “Lease”) dated May 20, 2010, between CWR Holdings LLC and Broad Street San Francisco LLC (“LANDLORD”) and Trulia, Inc., a Delaware corporation (“TENANT”).

The undersigned hereby confirms the following:

1. That the Tenant accepted possession of the Premises, Suite 914 (as described in said Lease) on January 12, 2011, and acknowledges that the Premises are as represented by Landlord and in good order and condition.

2. That all conditions of said Lease have been satisfied and that Landlord has fulfilled all of its obligations.

3. That in accordance with the provisions of said Lease, the Commencement Date of the Term is October 17, 2010, and that, unless sooner terminated, the Term thereof expires on October 16, 2014 (the “Expiration Date”).

4. That said Lease is in full force and effect and that the same represents the entire agreement between Landlord and Tenant concerning said Lease.

5. That there are no existing defenses which Tenant has against the enforcement of said Lease by Landlord, and no offsets or credits against rentals.

6. That the minimum rental obligation of said Lease is presently in effect, including all rentals, charges and other obligations on the part of Tenant under said Lease, as of December 17, 2010 (the Rent Commencement Date).

7. That the undersigned Tenant has not made any prior assignment, hypothecation or pledge of said Lease or of the rents thereunder.

“LANDLORD”	CWR Holdings LLC and Broad Street San Francisco LLC,

	By:	BROAD STREET SAN FRANCISCO LLC,
as Authorized Agent

		By:	/s/ Steven Firtel
Steven Firtel
Authorized Representative

“TENANT”	Trulia Inc.,
a Delaware corporation

	By:	/s/ Peter Flint

	Its:	CEO